As filed with the Securities and Exchange Commission on June 1, 2006
Registration No. 333-124240

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 9 TO
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
COMMUNITY BANKERS ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	6770	20-2652949
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)
717 King Street
Alexandria, Virginia 22314
(703) 759-0751
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Gary A. Simanson
President and Chief Executive Officer
717 King Street
Alexandria, Virginia 22314
(202) 431-0507
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:

Kathleen Cerveny, Esq.	Phillip J. Kushner, Esq.
Dilworth Paxson LLP	Greenberg Traurig, LLP
1133 Connecticut Ave. N.W., Suite 620	13155 Noel Road, Suite 600
Washington, DC 20036	Dallas, Texas 75240
(202) 452-0900	(972) 419-1250
Facsimile: (202) 452-0930	Facsimile: (972) 419-1251
      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.     ☑
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, June 1, 2006
PRELIMINARY PROSPECTUS
$60,000,000
COMMUNITY BANKERS ACQUISITION CORP.
7,500,000 Units
        Community Bankers Acquisition Corp. is a newly organized blank check company. We were organized for the purpose of effecting a business combination with an operating commercial bank or commercial bank holding company. We have not identified or selected any specific operating commercial bank or bank holding company to acquire nor have we had any discussions with or contacted any prospective target business with respect to a business combination involving the Company.
      This is an initial public offering of our securities. Each unit consists of one share of our common stock and one redeemable warrant. The units will initially be offered at a price of $8.00 per unit.
      Each redeemable warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each redeemable warrant will become exercisable on the later of our completion of a business combination or                     , 2007 [one year from the date of this prospectus], and will expire on                     , 2011 [five years from the date of this prospectus], or earlier upon redemption.
      We have granted the underwriters a 45-day option to purchase up to 1,125,000 additional units solely to cover over-allotments, if any. The option will be used only to cover the net syndicate short position resulting from the distribution of our securities in connection with this offering.
      There is presently no public market for our securities. Our units have been approved for listing on the American Stock Exchange under the symbol “BTC.U,” subject to official notice of listing. Each of the common stock and redeemable warrants may trade separately on the 90th day after the date of this prospectus unless the representatives of the underwriters determine that an earlier date is acceptable. Thereafter, we anticipate that the common stock and redeemable warrants will be listed on the American Stock Exchange under the symbols “BTC” and “BTC.WS,” respectively. We cannot assure you that our securities will continue to be listed on the American Stock Exchange.
      Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

		Underwriting	Proceeds to
		Discounts and	Community Bankers
	Price to Public	Commissions(1)(2)	Acquisition Corp.(2)

Per unit	$8.00	$0.60	$7.40
Total	$60,000,000	$4,500,000	$55,500,000

(1)	Includes a non-accountable expense allowance in the amount of 1.0% of the gross proceeds, or $0.08 per unit ($600,000 in total) payable to the representatives of the underwriters.

(2)	Of the net proceeds we receive from this offering, $56,450,000 (approximately $7.52 per unit) will be deposited into an interest-bearing trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company as trustee. This amount includes $2,100,000 of the underwriting discount ($0.28 per unit), equal to 3.5% of the gross proceeds of this offering, which the underwriters have agreed will be deferred and paid to the underwriters only upon the consummation of a business combination, less $0.28 for each share converted to cash in connection with our business combination. If a business combination is not consummated, such deferred underwriting discount will be forfeited by the underwriters. The underwriters will not be entitled to any interest accrued on the deferred underwriting discount.
      We are offering the units for sale on a firm-commitment basis. I-Bankers Securities, Inc., Maxim Group LLC and Legend Merchant Group, Inc., acting as representatives of the underwriters, expect to deliver our securities to investors in the offering on or about                     , 2006.

I-Bankers Securities, Inc.	Maxim Group LLC
Legend Merchant Group, Inc.
                    , 2006

      “Targeted Acquisition Corporation”sm and “TAC”sm are service marks of I-Bankers Securities, Inc.

Prospectus Summary
      This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to “we,” “us” or “our company” refer to Community Bankers Acquisition Corp. The term “holders of common stock sold in this offering” means the holders of common stock, including our existing stockholders, who purchase such shares as part of the units in this offering or who purchase such shares separately or as part of units in the open market following the consummation of this offering. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. Unless we specify otherwise, the information in this prospectus assumes that the representatives of the underwriters will not exercise the over-allotment option.
The Company
      We are a newly organized blank check company. We were organized under the laws of the State of Delaware on April 6, 2005. As a “Targeted Acquisition Corporation”sm or “TAC”sm, we were formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the banking industry. Specifically, we intend to acquire an operating commercial bank or commercial bank holding company. Our search for a target company will be limited to the United States with a primary focus on the Mid-Atlantic region. We intend to utilize our cash derived from the net proceeds of this offering, our authorized and unissued shares of common and preferred stock, debt or a combination thereof to effect this business combination. To date, our efforts have been limited to organizational activities.
Industry Overview
      We believe that the banking industry is a favorable industry in which to seek a merger or acquisition and an attractive operating environment for a target business. We believe that anticipated growth in the U.S. economy will lead to increased deposits at banks and demand for borrowing by businesses from banks and other financial institutions.
      We believe the banking industry is highly fragmented, which provides a favorable industry in which to seek acquisitions. According to statistics as of December 31, 2005, published by the Federal Deposit Insurance Corporation, or FDIC, there are more than 3,000 commercial banks in the U.S. with assets of $100 to $500 million and more than 6,500 commercial banks with less than $500 million in assets.
Strategy
      Our strategy is to acquire or merge with a commercial bank within the United States that is in the $100 to $500 million asset size range with one or more of the following characteristics:

•	An opportunity for regional expansion and/or the addition of new banking products and services;

•	Constraints on its capital and limited access to alternative capital markets due to its size or other special considerations; and

•	A size which is generally too small to attract the interest of larger acquirers.
      We believe the net proceeds of this offering can be utilized to acquire and grow an existing banking institution. We will have the ability to issue equity securities or debt in connection with our initial or future transactions which may provide a mechanism for growth through combination with other banks, facilitating our creation of a regional banking presence. Growth opportunities may include some or all of the following:

•	Expanding the branch network of an existing banking institution;

•	Utilizing our capital to increase loans and deposits;

•	Attracting personnel from other banks who can bring substantial business with them;

•	Seeking other profitable business lines to add to the bank’s core business; and

•	Seeking strategic acquisitions which can provide growth to the existing business or a platform to enter another geographic market.
      Our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business, except that our initial business combination must be a transaction in which the fair market value of the target business or businesses acquired simultaneously is at least 80% of our net assets at the time of the business combination. The target business we acquire may have a fair market value substantially in excess of 80% of the net assets we will have upon the consummation of this offering. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement. As of the date of this prospectus, we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions. However, we would only acquire such additional funds simultaneously with our consummation of a business combination.
      Our offices are located at 717 King Street, Alexandria, Virginia 22314 and our telephone number is (703) 759-0751.
The Offering

Securities offered:	7,500,000 units, at $8.00 per unit (plus an additional 1,125,000 units if the representatives of the underwriters exercise the over-allotment option), each unit consisting of:

• one share of common stock; and

• one redeemable warrant.

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and redeemable warrants may trade separately on the 90th day after the date of this prospectus unless the representatives of the underwriters determine that an earlier date is acceptable. Upon the determination to allow separate trading of the common stock and warrants based on the liquidity of the units and general market conditions, we intend to issue a press release promptly and file a Current Report on Form 8-K. In no event will the representatives of the underwriters allow separate trading of the common stock and redeemable warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Form 8-K, including an audited balance sheet, after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide an updated audited balance sheet that reflects the exercise of the over-allotment option.

Common Stock:

Number outstanding before this offering	1,875,000 shares

Number to be outstanding after this offering	9,375,000 shares (without giving effect to exercise of redeemable warrants)

Potential stock dividend	If the size of this offering is increased because the over-allotment option is exercised or as permitted by federal securities laws, we will effect a stock dividend in an amount sufficient to maintain our initial stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of this offering (including common stock issued pursuant to the over-allotment option).

Redeemable Warrants:

Number outstanding before this offering	0

Number to be outstanding after this offering	7,500,000

Securities issuable on exercise	Each redeemable warrant is exercisable for one share of common stock.

Exercise price	$5.00

Exercise period	The redeemable warrants will become exercisable on the later of:

• the completion of a business combination with a target business, or

• , 2007 [one year from the date of this prospectus.]

The redeemable warrants will expire at 5:00 p.m., New York City time, on , 2011 [five years from the date of this prospectus] or earlier upon redemption.

Redemption	We may redeem the outstanding redeemable warrants (if we have obtained the prior consent, in their sole and absolute discretion, of the representatives of the underwriters):

• in whole and not in part,

• at a price of $.01 per warrant at any time after the redeemable warrants become exercisable,

• upon a minimum of 30 days’ prior written notice of redemption, and

• if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share (subject to adjustment) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

If all of the foregoing conditions are satisfied and we call the warrants for redemption, we may elect to permit each warrant holder to exercise his or her warrant, prior to the date scheduled for redemption, on a “cashless basis,” as described below in the section entitled “Description of Securities — Redeemable Warrants,” in lieu of paying the cash exercise price.

None of the redeemable warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust fund have been disbursed. The warrant exercise price will be paid directly to us. The redemption criteria for our redeemable warrants have been established at prices which are intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction, if any, to our redemption call.

Since we may redeem the warrants only with the prior consent of the representatives of the underwriters, which firms may also hold warrants subject to redemption, they may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that the representatives of the underwriters will consent to such redemption if it is not in their best interest, even if it is in our best interest.

Proposed AMEX symbols for our:

Units	BTC.U

Common Stock	BTC

Redeemable Warrants	BTC.WS

Offering proceeds to be held in trust:	$56,450,000 ($65,090,000 if the underwriters’ over-allotment option is exercised in full) of the proceeds of this offering (approximately $7.52 per unit) will be placed into an interest-bearing trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, as trustee, pursuant to an agreement to be signed on the date of this prospectus. These proceeds consist of $54,350,000 ($7.24 per unit) from the net proceeds payable to us and $2,100,000 of the underwriting discount ($0.28 per unit) ($62,675,000 and $2,415,000, respectively, if the over-allotment option is exercised in full). Except for a portion of the interest earned on the trust account which may be released to us, these proceeds will not be released until the earlier of the completion of a business combination or our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust fund will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These business combination related expenses may be paid following the date of this prospectus and prior to a business combination only from the net proceeds of this offering not held in the trust fund (initially, approximately $600,000, or $690,000 if the underwriters’ over-allotment option is exercised in full) and from any interest earned on the trust account and released to us as described below. It is possible that we could use a portion of the funds not in the trust account to make a deposit or down payment or to fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be required to dissolve and liquidate our company.

Release of offering proceeds held in trust:	One half of the interest earned on the trust account, net of taxes, will be retained in the trust account and distributed as described below and the remaining interest, net of taxes, up to an aggregate of $1,129,000 ($1,302,000 in the event that the over-allotment option is exercised in full) may be released to us periodically to cover our operating expenses, including costs associated with the investigation and selection of a target business and the negotiation of any agreement to acquire a target business. In addition, trust funds will be released to us periodically to pay income taxes on interest earned on the trust funds.

The entire proceeds held in trust will be released to us upon completion of a business combination, except for payments made to holders of our common stock who convert their shares into cash and except for the deferred underwriting discount that will be paid to the underwriters. Holders of common stock whose shares are converted to cash in connection with our initial business combination will receive their pro rata portion of the amount held in trust ($7.52 per share), including the deferred portion of the underwriting discount ($0.28 per share), plus the pro rata portion of any interest not released to us, net of taxes. Upon completion of the business combination the underwriters will be paid the deferred underwriting discount, less $0.28 for each share converted to cash in connection with our business combination. The underwriters will not be entitled to any interest that may be earned on the deferred underwriting discount.

In the event we fail to consummate a business combination within the permitted time, our board will, in accordance with our certificate of incorporation, adopt a resolution, within 15 days thereafter, finding our dissolution advisable and provide notice as promptly thereafter as practicable to our stockholders in connection with our dissolution in accordance with Delaware law. In the event stockholders owning a majority of our outstanding common stock approve our dissolution, all holders of common stock sold in this offering will be entitled to receive their pro rata portion of the amount deposited in trust ($7.52 per unit), including the deferred portion of the underwriting discount

($0.28 per unit), plus the pro rata portion of any interest not released to us, net of taxes. In addition, such holders will be entitled to receive a pro rata portion of our remaining assets not held in trust, less amounts we pay, or reserve to pay, for all of our liabilities and obligations, and the underwriters will forfeit the entire deferred underwriting discount. Our initial stockholders will not be entitled to any liquidating distributions.

Limited payments to insiders:	There will be no fees or other cash payments paid to our existing security holders or our officers and directors prior to the consummation of a business combination other than:

• payment of $7,500 per month to Community Bankers Acquisition, LLC, an affiliate of our president and one of our stockholders, for office space and related services;

• repayment of amounts borrowed by us for offering expenses under a $100,000 line of credit extended to us by Community Bankers Acquisition, LLC; and

• reimbursement of out-of-pocket expenses incurred by our officers, directors and stockholders in connection with certain activities on our behalf, such as identifying and investigating possible targets and business combinations.

Stockholders must approve business combination:	We will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under Delaware law. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote all of the shares of common stock owned by them immediately before this offering either for or against the business combination as determined by the majority of the votes cast by the holders of common stock sold in this offering. We will proceed with a business combination only if holders of a majority of the shares of common stock sold in this offering voted at the meeting to approve the business combination vote in favor of the business combination and stockholders owning less than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights described below.

Conversion rights for stockholders voting to reject a business combination:	Holders of common stock sold in this offering voting against a business combination will be entitled to convert their stock into a pro rata share of the trust fund only if (i) the business combination is approved and completed, (ii) they vote against the business combination and (iii) they exercise their conversion rights as described below. In the event the business combination is not approved by our stockholders and completed, holders of common stock sold in this offering will not be able to convert their stock. In the event that 19.99% of the shares are converted, the value of the common stock which may be converted to cash is $11,274,360 (plus any remaining net interest). Holders of common stock sold in this offering who convert their stock into their share of the trust fund will continue to own their redeemable warrants and have the right to sell, transfer or exercise such redeemable warrants.

Because the initial conversion price is approximately $7.52 per share (plus any remaining net interest), which is lower than the $8.00 per unit price paid in the offering and which also may be lower than the market price of the common stock on the date of the conversion, there may be a disincentive on the part of holders of common stock sold in this offering to exercise their conversion rights. Our existing stockholders have agreed to waive the right to exercise conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether currently owned or acquired after the date of this prospectus.

Audit committee to monitor compliance:	On completion of this offering, our board of directors will have and maintain an audit committee composed entirely of independent directors to, among other things, monitor compliance on a quarterly basis with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Liquidation if no business combination:	If we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period), in accordance with our certificate of incorporation:

• our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities;

• our board of directors will be required to adopt, within 15 days thereafter, a resolution pursuant to Section 275(a) of the Delaware General Corporation Law finding our dissolution advisable and provide such notices to our stockholders as are required by Section 275(a) as promptly thereafter as possible; and

• in the event stockholders owning a majority of our outstanding common stock approve our dissolution, we must promptly adopt a plan of distribution which provides that only the holders of common stock sold in this offering shall be entitled to receive liquidating distributions.

Assuming our dissolution is approved by our stockholders in accordance with Delaware law, holders of our common stock sold in this offering will be entitled to receive their proportionate share of our trust fund, including any interest not released to us, net of taxes. In addition, such holders will be entitled to receive a pro rata portion of our remaining assets not held in trust, less amounts we pay, or reserve to pay, for all of our liabilities and obligations. If such approvals are not obtained, we will not be dissolved and liquidated and we will not be able to distribute funds held in the trust account.

All of our initial stockholders own shares of our common stock and have agreed to vote the shares beneficially owned by them in favor of our dissolution in the event we are unable to timely complete a business combination. Our initial stockholders have waived their right to receive distributions upon our liquidation prior to a business combination with respect to all shares owned by them prior to this offering. We will only pay the costs of our liquidation and dissolution from our remaining assets outside of the trust fund. If our remaining assets outside of the trust fund are not sufficient to pay the costs of our liquidation and dissolution, Mssrs. Simanson and Zalman will be obligated to pay such costs.

Escrow of initial stockholder shares:	Upon consummation of this offering, all of our existing stockholders, including all of our officers and directors, will place the shares they owned as of the date of this prospectus into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes), these shares will not be transferable during the escrow period and will not be released from escrow until the earlier of , 2009 [three years from the date of this prospectus], our liquidation or consummation of a business combination.
Risks
      In making your decision on whether to invest in our securities, you should take into account not only the risks of the banking industry and the backgrounds of our management team and board of directors, but also the special risks we face as a blank check company. Inasmuch as this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. In addition, this offering is not being made in compliance with the Statement of Policy Regarding Promoter’s Equity Investment promulgated by the North American Securities Administrators Association, Inc. You should carefully consider all of the risks set forth in the section entitled “Risk Factors” beginning on page 11 of this prospectus.

Summary Financial Data
      The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. To date, our efforts have been limited to organizational activities, so only balance sheet data is presented.

	March 31, 2006

	Actual	As Adjusted

Balance Sheet Data:
Working capital (deficit)	$(387,722)	$54,562,278
Total assets	436,957	54,562,278
Total liabilities(1)	390,082	—
Value of common stock which may be converted to cash ($7.24 per share)(2)	—	10,854,570
Stockholders’ equity	46,875	44,142,305

(1)	Excludes underwriting discounts equal to 3.5% of the gross proceeds from the sale of the units to the public stockholders, or $2,100,000 ($2,415,000 if the over-allotment option is exercised in full), which the representatives have agreed to defer until the consummation of our initial business combination. See “Underwriting.”

(2)	If we consummate a business combination, holders of common stock sold in this offering may redeem for cash up to 20% of the aggregate number of shares sold in this offering at a per-share redemption price equal to $7.52, which includes contingent underwriting compensation equal to $0.28 per share that the underwriters have agreed to forfeit for the benefit of converting stockholders, plus one-half of the interest earned on the funds held in trust, net of taxes payable, which will accrue in the trust account for the benefit of holders of common stock sold in this offering and any remaining interest which may be earned on the funds held in trust not released to us.
      The as adjusted information gives effect to the sale of the units we are offering including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale.
      The as adjusted working capital and total assets amounts include the $54,350,000 to be held in the trust fund, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, our board of directors shall adopt a resolution, within 15 days after such time period finding our dissolution advisable and will provide notice as soon as possible thereafter of a special meeting of stockholders to vote on our dissolution in accordance with Delaware law. If our dissolution is approved by our stockholders, we will promptly adopt a plan of distribution in accordance with Delaware law, and then the proceeds then held in the trust fund, (including the $2,100,000, or $2,415,000 if the over-allotment option is exercised, attributable to the underwriters’ discount) will be distributed as soon as practicable solely to the holders of our common stock sold in this offering. In addition, such holders will be entitled to receive a pro rata portion of our remaining assets not held in trust, less amounts we pay, or reserve to pay, for all of our liabilities and obligations. These liabilities and obligations include our corporate expenses arising during our remaining existence, including the costs of our dissolution and liquidation.
      We will not proceed with a business combination if less than a majority of the votes cast by the holders of common stock sold in this offering are voted in favor of the business combination or if holders owning 20% or more of the shares sold in this offering both vote their shares against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if holders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 19.99% of the 7,500,000 shares sold in this offering, or 1,499,250 shares of common stock, at an initial per-share conversion price of $7.52 or $11,274,360, without taking into account interest earned on the trust fund (net of taxes payable on income from the funds in the trust account) and assuming that the trust fund is not reduced due to claims of creditors. The actual per-share conversion price will be equal to:

•	the amount in the trust fund as of the record date for the determination of stockholders entitled to vote on the business combination including any accrued interest not released to us through the record date (net of taxes payable on income from the funds in the trust account),

•	divided by the number of shares of common stock sold in this offering.

Risk Factors
      An investment in our securities involves a high degree of risk. You should consider carefully the risks described below, together with the other information contained in this prospectus before making a decision to invest in our units.
Risks Associated with Our Business

We are a development stage company with no operating history and very limited resources and our financial statements contain a statement indicating that our ability to begin operations depends on the success of this offering and completion of an acquisition.
      We are a recently incorporated development stage company with no operating results to date and very limited financial resources. Therefore, our ability to begin operations is dependent upon obtaining financing through the consummation of this public offering and the completion of an acquisition in the banking industry. Since we do not have an operating history, you will have a limited basis upon which to evaluate our ability to acquire an operating commercial bank or bank holding company. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We have no present revenues and will not generate any revenues (other than interest income on the net proceeds of this offering) until, at the earliest, after the consummation of a business combination.

Investors must rely on our management with respect to the identification and selection of a prospective target business and we cannot assure you that any such acquisition will be successful.
      Although the Company’s management has broad discretion with respect to the specific application of the net proceeds, substantially all of the net proceeds of this offering are intended to be applied in connection with consummating a merger with or acquisition of an operating commercial bank or bank holding company. Management has virtually unrestricted flexibility in identifying and selecting a prospective target business. Investors must therefore rely on management’s due diligence review and evaluation of potential acquisition candidates. There can be no assurances that, if we complete the acquisition of an operating commercial bank or bank holding company, such acquisition will be successful.

In the event we do not receive the required regulatory approvals, we will not be able to consummate a business combination involving a target bank or bank holding company.
      In order to acquire a target business with operations as a national bank, a state bank or a bank holding company, we will need to apply for and receive regulatory approval from the financial institution’s regulators. Depending on the form of the transaction, we expect we will need one or more approvals from the following regulatory agencies: the Board of Governors of the Federal Reserve System, or Federal Reserve, in order to become a bank holding company and/or in connection with a change in control of a commercial bank; the FDIC and/or the Office of the Comptroller of the Currency, or OCC, in connection with compliance with the Bank Merger Act; and the state banking commission of the state in which any target state chartered bank is located. We cannot assure you that we or the target business will be successful in receiving such approvals on satisfactory terms or in a timely manner.

Because we are a blank check company, it may be more difficult for us to complete a business combination during the prescribed time period.
      Based upon publicly available information as of April 17, 2006, we have identified approximately 51 blank check companies which have gone public since August 2003, one of which has stated a specific intent to complete a business combination in the banking sector. Of these companies, six have actually completed a business combination and the remaining 45 blank check companies have more than $2.3 billion in trust and are seeking to complete business combinations. Of these companies, 12 have announced that they have entered into definitive agreements for business combinations but not yet consummated these transactions. Further, the fact that only six of such companies have completed a business combination and only 12 of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive targets available to such entities or that many targets are not inclined to enter into a transaction with a blank check company and therefore we also may not be able to consummate a business combination within the prescribed time period. If we are unable to consummate an initial transaction within the prescribed time period, our corporate purpose and powers will automatically be limited to effecting and implementing our dissolution and liquidation and our board will be required to adopt, within 15 days thereafter, a resolution finding our dissolution advisable and provide notice as soon as possible thereafter of a special meeting of stockholders to vote on our dissolution in accordance with Delaware law.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate a business combination.
      We expect to encounter intense competition from numerous other potential buyers competing for acquisitions of commercial banks, including private equity funds, financial institutions and other blank check companies. Most of these entities are well established and have extensive experience in identifying and effecting business combinations, as well as greater human and other resources than we do. Our ability to compete in acquiring target businesses will be limited by our available financial and other resources. Further, the obligation we have to seek stockholder approval of a business combination may delay or prevent the consummation of a transaction, and our obligation to convert into cash the shares of common stock sold in this offering in certain instances may reduce the resources available to us for a business combination. Additionally, our outstanding redeemable warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. These factors combined with the time limitation within which we must complete a business combination may place us at a competitive disadvantage in successfully negotiating a business combination. We cannot assure you that we will be able to successfully compete for a targeted business within the required time period. If we are unable to consummate an initial transaction within the prescribed time period, we will promptly begin the process for our dissolution and liquidation in accordance with the requirements of Delaware law.

Since we are not required to comply with Rule 419 of the federal securities laws governing blank check companies, you will not be entitled to protections afforded to investors of blank check companies.
      A “blank check” company is generally defined under Rule 419 of the United States securities laws as a development stage company which intends to use the net proceeds of an offering to complete a business combination with a target business that has not been identified, has net tangible assets of less than $5,000,000 and is issuing securities at a price less than $5.00. Since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and our units are being offered at an initial price of $8.00 per unit, we are not required to comply with Rule 419 and other related rules. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we will have a longer period of time, up to 24 months rather than 18 months under Rule 419, to complete a business combination if we have entered into a letter of intent, agreement in principle or definitive agreement within 18 months after the consummation of this offering and a portion of the interest and dividends that may be earned on the proceeds held in the trust fund can be distributed to the Company.

If we do not timely consummate a business combination, we will be required to dissolve, but such dissolution requires the approval of holders of a majority of our common stock in accordance with Delaware law. Without this shareholder approval, we will not be able to dissolve and liquidate and we will not distribute funds from our trust account to holders of our common stock sold in this offering.
      If we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement is executed within 18 months after the consummation of this offering and the business combination relating thereto is not consummated within such 18-month period), our certificate of incorporation (a) provides that our corporate powers will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities and (b) requires that our board of directors within 15 days adopt a resolution finding our dissolution advisable and provide notice as soon as possible thereafter of a special meeting of stockholders to vote on our dissolution. Pursuant to Delaware law, our dissolution also requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. In the event that we do not initially obtain approval for our dissolution by stockholders owning a majority of our outstanding common stock, we will continue to take all reasonable actions to obtain such approval, which may include adjourning the meeting from time to time to allow us to obtain the required vote and retaining a proxy solicitation firm to assist us in obtaining such vote. However, we cannot assure you that our stockholders will approve our dissolution in a timely manner or ever approve our dissolution. If we are not able to obtain approval from a majority of our stockholders, we cannot dissolve and liquidate and we will not be able to distribute funds from our trust account to holders of our common stock sold in this offering and these funds will not be available for any other corporate purpose.

Because the initial per share amount deposited in trust is approximately $7.52 per share (plus any remaining net interest), if we are unable to timely complete a business combination and we receive stockholder approval to dissolve and distribute the funds held in trust, holders of common stock sold in this offering will receive less than $8.00 per share upon distribution of the trust fund and our redeemable warrants will expire worthless.
      Because the initial per share amount deposited in trust is approximately $7.52 per share (plus any remaining net interest), if we are unable to complete a business combination and we receive stockholder approval to dissolve and distribute the trust fund to holders of common stock sold in this offering, holders of common stock sold in the offering will receive less than the $8.00 purchase price per unit as a result of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, we will be required to pay or make reasonable provision to pay claims of creditors which we intend to do from the funds not held in trust. Messrs. Simanson and Zalman will be responsible to ensure that the trust funds are not reduced by claims of our vendors and service providers in the event of our dissolution and liquidation. In addition, there will be no distribution with respect to our outstanding redeemable warrants and, accordingly, the redeemable warrants will expire worthless if we liquidate before the completion of a business combination.

The proceeds held in trust available for distribution could be less than $7.52 per share due to claims of third parties.
      Our placing of funds in trust may not protect those funds from third party claims against us. Upon our dissolution, we will be required, pursuant to Delaware General Corporate Law Sections 280 and 281, to pay or make reasonable provision to pay all claims and obligations of the corporation, including contingent or conditional claims, which we intend to pay, to the extent sufficient to do so, from our funds not held in trust. We will seek to have each vendor and service provider we engage execute an agreement with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. There is no guarantee, however, that we will be able to obtain such agreements or that even if such agreements are executed, that such agreements would prevent claims against the trust fund. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. We will require any target business to covenant as part of any definitive acquisition agreement that it will not pursue any claim or enforce any right, title, interest or claim of any kind in or to any monies in the trust fund. If we are unable to complete a business combination, Mr. Simanson, our president, and Mr. Zalman, a stockholder, will only be personally liable to ensure that the proceeds in the trust fund are not reduced by the claims of any vendor or service provider that is owed money by us for products sold or services rendered to us. However, we cannot assure you that Messrs. Simanson and Zalman will be able to satisfy those obligations. Accordingly, the proceeds held in trust could be reduced to the extent we pay or make reasonable provision to pay known or unknown claims as required by Delaware law. In addition, creditors may seek to interfere with the distribution process under state or federal creditor and bankruptcy laws. Accordingly, we cannot assure you that the actual per share distribution price will not be less than approximately $7.52 due to claims of creditors or that there will not be delays in addition to those imposed by our duties to comply with Delaware General Corporate Law procedures and federal securities laws and regulations.

Upon distribution of the trust fund, our stockholders may be held liable for claims of third parties against us to the extent of distributions received by them.

      Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If a corporation complies with certain statutory procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that the corporation makes reasonable provision for all claims against it, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. The procedures in Section 280 include a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions may be made to stockholders. However, we will seek stockholder approval to make liquidating distributions to our holders of common stock sold in this offering as soon as reasonably practicable following our dissolution in accordance with Section 281(b) of the Delaware statute. Therefore, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our holders of common stock sold in this offering may extend beyond the third anniversary of such dissolution. For further information on the statutory dissolution procedures, see “Proposed Business — Effecting a Business Combination — Liquidation if no business combination.”

Because we have not yet selected any target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the business which we may ultimately acquire and operate.
      We will be affected by numerous risks inherent in the business operations of any commercial bank or bank holding company that we acquire. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors including its financial stability. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

Under Delaware law, the requirements and restrictions relating to this offering contained in our certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.
      Our certificate of incorporation sets forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of a business combination. Specifically, our certificate of incorporation provides, among other things, that:

•	prior to the consummation of our initial business combination, we shall submit such business combination to our stockholders for approval;

•	we may consummate our initial business combination if: (i) it is approved by a majority of the shares of common stock voted by holders of common stock sold in this offering, and (ii) holders of common stock sold in this offering owning less than 20% of the shares sold in this offering exercise their conversion rights;

•	if our initial business combination is approved and consummated, holders of common stock sold in this offering who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account including the deferred underwriting compensation plus one-half of the interest earned on the trust fund, net of taxes; and

•	if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, in accordance with our certificate of incorporation:

•	our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities:

•	our board of directors will be required to adopt, within 15 days thereafter, a resolution pursuant to Section 275(a) of the Delaware General Corporation Law finding our dissolution advisable and provide such notices to our stockholders as required by Section 275(a) as promptly thereafter as possible; and

•	in the event stockholders owning a majority of our outstanding common stock approve our dissolution, we must promptly adopt a plan of distribution which provides that only the holders of common stock sold in this offering shall be entitled to receive liquidating distributions.
      Our certificate of incorporation prohibits the amendment of the above-described provisions until the consummation of a business combination. However, the validity of provisions prohibiting amendment of the certificate of incorporation under Delaware law has not been settled. A court could conclude that the prohibition on amendment violates the stockholders’ implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we will not take any actions to waive or amend any of these provisions.

Company resources could be wasted in pursuing acquisitions that are not consummated.
      We anticipate that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention. We could incur substantial costs for accountants, attorneys, and others payable from the funds not held in trust in connection with a business combination that is not completed and may be required to pay to the potential target business a deposit or down payment or to fund a “no shop” provision. Costs incurred prior to completion of a business combination, including any for any non-refundable deposit or down payment or to fund a no shop provision may not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons including those beyond our control such as that more than 19.99% of our stockholders vote against the transaction even if a majority of our stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.
      Although we believe that the net proceeds of this offering held in trust will be sufficient to allow us to consummate a business combination, inasmuch as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the proceeds of this offering held in trust prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination, nor have we made any arrangements for such financing with any third party.

In the event we issue shares of our capital stock or convertible debt securities to complete a business combination, the equity interest of our stockholders would be reduced and a change in control of our ownership would possibly occur.
      Our certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 32,075,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding redeemable warrants and the purchase option granted to the representatives of the underwriters) and all of the 5,000,000 shares of preferred stock available for issuance. Although we have no current plans or commitments as of the date of this prospectus to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any shares of our preferred stock:

•	would reduce the percentage equity ownership of the stockholders in our company;

•	may result in a change in control which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may result in the resignation or removal of one or more of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.
      Similarly, our issuance of debt securities could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant; and

•	limitations, as a result of covenants, on our ability to acquire additional assets, pursue new banking products or services, make additional acquisitions or restrictions on our ability to obtain additional financing.

We may not be able to retain our current officers and directors which would have an adverse effect on our ability to consummate a business combination or operate a combined business.
      Our ability to successfully effect a business combination will be totally dependent upon the efforts of our current management, who may resign at any time and still retain their shares of our common stock. The loss of one or more of the members of our current management may have an adverse effect on our ability to locate, negotiate and consummate a business combination. The future role of our key personnel following a business combination, however, cannot presently be ascertained. We have not entered into an employment agreement with any of our key personnel. Although we expect our president to remain associated with us following a business combination, we may hire other management personnel following the business combination. The loss of any of our current management following a business combination may have an adverse effect on the operation and/or success of the combined business.

Our current directors and officers may have a conflict of interest in negotiating the terms of a business combination if they desire to be retained by our company after the business combination is completed.
      Our current management may only be willing to remain with us after the consummation of a business combination if they are able to negotiate the terms of an employment arrangement as part of the transaction. It would be more likely that current members of management would remain with us, if they chose to do so, if we:

•	acquire a target business in an all-cash transaction rather than a merger in which the stockholders of the target company control the combined company following the business combination; or

•	the business combination is structured as the acquisition of one or more banks using a holding company structure in which the Company was the surviving holding company.
      In making the determination whether current management should remain with us following the business combination, our board of directors will analyze the experience and skills of management of the target business and, if it is believed that it is in the best interests of the combined company, negotiate as part of the business combination that certain members of current management remain with the combined company. If our current management desires to be retained by us after a business combination as a condition to the potential business combination, our current management may have a conflict of interest in negotiating the terms of the business combination. Although this conflict of interest could exist in any potential business combination, it may be more likely to exist in a potential business combination in which the stockholders of the target company control or own a significant interest in the combined company following the business combination.

We may have limited ability to evaluate the management of the target business.
      Although we intend to closely scrutinize the management of a prospective target business in connection with evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target businesses’ management will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company, including compliance with the Sarbanes-Oxley Act, maintaining internal controls or dealing with the public markets, which could cause us to expend time and resources helping them become familiar with such laws. This could be expensive and time consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers and directors have limited or no experience in managing “blank check” companies which may have an adverse impact on our prospects.
      Although our officers and directors have experience in consummating acquisitions and managing public companies, our officers and directors do not have experience in managing “blank check” companies except that Keith Walz, one of our directors, is currently a director of a “blank check” company seeking a business combination in an unrelated industry. Such limited experience may have an adverse impact on our ability to consummate a business combination.

If our current officers and directors allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs, our ability to consummate a business combination could be negatively impacted.
      Our current officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. Our executive officers are each engaged in other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our executive officers’ other business affairs require them to devote substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination.

Our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
      Our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities with which they are or may become affiliated. Further, certain of our officers and directors are currently involved in other businesses that are similar to the business activities that we intend to conduct following a business combination. Due to these existing affiliations, they may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause additional conflicts of interest. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that any conflicts will be resolved in our favor.

Since our initial stockholders, including our officers and directors, will own 20% of our shares following the offering, which shares will not participate in liquidating distributions if we are unable to timely complete a business combination, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination which conflict may not be resolved in favor of the holders of the securities sold in this offering.
      Our initial stockholders will own 20% of the shares of our common stock after this offering, but have waived their right to receive distributions with respect to those shares upon our liquidation if we are unable to complete a business combination. Additionally, Mr. Simanson, together with a stockholder, Mr. Zalman, has agreed with the representatives of the underwriters that he, Mr. Zalman, and/or certain of their affiliates or designees will purchase up to 1,000,000 warrants in the open market following this offering at prices not to exceed $0.80 per warrant. The shares owned by our officers, directors and initial stockholders and their affiliates as of the date of this prospectus and any warrants acquired by them will be worthless if we do not consummate a business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business and completing a business combination timely. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

We will be substantially dependent upon interest earned on the trust account to fund our search for a target business and consummation of a business combination.
      Of the net proceeds of this offering, only $600,000 ($690,000 upon exercise of the over-allotment option in full) is estimated to be available to us to fund our working capital requirements. We will be substantially dependent upon sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital. We are entitled to half the interest earned on the trust account, net of taxes, up to an aggregate of $1,129,000 ($1,302,000 if the over-allotment option is exercised in full). We may not have sufficient working capital to operate our business, search for a target company and consummate a business combination. If we do not have sufficient working capital, we would need to raise additional capital from our insiders or others or be required to dissolve the corporation and liquidate.

The representatives of the underwriters will have the right to acquire units pursuant to their unit purchase option issuable upon consummation of this offering and may have a conflict of interest in determining whether or not to consent to our redemption of outstanding warrants.
      The representatives of the underwriters will be issued a unit purchase option to acquire 525,000 units (7% of the units being offered) in the aggregate, including 525,000 warrants, upon consummation of this offering. Since we may redeem the warrants only with the prior consent of the representatives of the underwriters, which firms may also hold warrants subject to redemption, the representatives may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that the representatives of the underwriters will consent to such redemption if it is not in their best interest even if it is in our best interest.

The obligation of two of our current stockholders and the representatives of the underwriters to purchase warrants in the open market during the first 20 trading days beginning on the later of the date separate trading of the warrants has commenced or 60 calendar days after the end of the “restricted period” under Regulation M may increase the market price of the warrants during the period of such purchases and, accordingly, the market price of the warrants may materially decrease after these purchases have ceased.
      Two of our current stockholders, Mr. Simanson and Mr. Zalman, have agreed, pursuant to an agreement entered into by them and the representatives of the underwriters as of the date of this prospectus, that they or their affiliates or designees, will purchase up to a total of 1,000,000 warrants in open market transactions at market prices not to exceed $0.80 per warrant during the first 20 trading days beginning on the later of the date separate trading of the warrants has commenced or 60 calendar days after the end of the “restricted period” under Regulation M. Under this agreement, the representatives of the underwriters have also agreed that they or their affiliates or designees, will purchase up to a total of 500,000 warrants under identical terms and conditions as the purchases by Mr. Simanson and Mr. Zalman. The total maximum dollar amount committed to these purchases by Messrs. Simanson and Zalman is $800,000 in the aggregate and $400,000 in the aggregate by the representatives of the underwriters. All these purchases will be made in compliance with applicable regulatory restrictions, pursuant to plans adopted by each purchaser in compliance with Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, through a single broker-dealer registered under Section 15 of the Exchange Act. Pursuant to these plans, none of Mr. Simanson, Mr. Zalman, the representatives of the underwriters or their respective affiliates or designees, will have, or attempt to exercise, any influence over how, when or whether to effect such purchases of the warrants. Warrants acquired by any of these parties pursuant to these purchases cannot be sold or transferred in the open market until after the consummation of a business combination. These purchases may result in materially higher market prices of the warrants during such 20 trading day period than the market prices that would have prevailed in the absences of such purchases. After these purchases have ceased, the market prices of the warrants may materially decrease.

If our common stock becomes subject to the penny stock rules promulgated by the Securities and Exchange Commission, or SEC, broker dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.
      If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated by the SEC under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.
      If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

It is probable that we will only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single banking institution.
      The net proceeds from this offering will provide us with only approximately $54,950,000 which we may use to complete a business combination. Our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business, except that our initial business combination must be a transaction in which the fair market value of the target business or businesses acquired simultaneously is at least 80% of our net assets at the time of the business combination (excluding the portion of the trust account attributable to the underwriters’ discount). While we may be able to purchase more than one target business using our equity securities as consideration for the acquisition or raising additional funds through the sale of our securities or through loan arrangements, we have no agreements or arrangements for such additional funding. We therefore believe that it is most likely that we will have the ability to effect only a single business combination. In the event we acquire a single banking institution, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations.

Our existing stockholders, including our officers and directors, will control approximately 20% of our outstanding stock following the consummation of this offering, and thus may influence certain actions requiring stockholder vote.
      Upon consummation of our offering, our existing stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). None of our existing stockholders, officers, directors or their affiliates have indicated to us that he or it intends to purchase units in this offering or shares thereafter through open market transactions. We cannot assure you that our existing stockholders will not have considerable influence upon any matter submitted to a vote of our stockholders. Because of their agreement with the representatives of the underwriters to make open market purchases of the warrants, Mr. Simanson and Mr. Zalman, our existing stockholders, may obtain an even larger ownership block of our common stock upon exercise of the warrants which could permit them to effectively influence the outcome of all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination.

Our existing stockholders paid an aggregate of $46,875 or $0.025 per share for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.
      The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price and the expenses of this offering has resulted in this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 30.6% or $2.45 per share (the difference between the pro forma net tangible book value per share of $5.55, and the initial offering price of $8.00 per unit).

Our outstanding redeemable warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.
      In connection with this offering, as part of the units, we will be issuing redeemable warrants to purchase 7,500,000 shares of common stock. We will also issue an option to purchase 525,000 units to the representatives of the underwriters which, if exercised, will result in the issuance of an additional 525,000 redeemable warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these redeemable warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock, reduce the ownership the stockholders would have had excluding the shares issued from the exercise of redeemable warrants, and may reduce the value of the shares issued to complete the business combination. Accordingly, our redeemable warrants may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the redeemable warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these redeemable warrants are exercised, you may experience dilution to your holdings.

If our existing stockholders exercise their registration rights, the registration of such securities or the potential sale of such securities in the market may have an adverse effect on the market price of our common stock and the existence of those rights may make it more difficult to effect a business combination.
      Our existing stockholders are entitled to demand that we register, at our expense, the resale of their shares of common stock and any warrants acquired by them pursuant to their warrant purchase agreement with the representatives at any time after the date on which their shares of common stock are released from escrow. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock held by them prior to this offering, then there will be an additional 1,875,000 shares of common stock eligible for trading in the public market. Accordingly, the presence of these registration rights may have an adverse effect on the market price of our securities or make it more difficult to effectuate a business combination. Additionally, the possibility that these additional securities may become eligible for trading in the public market may have an adverse effect on the market price for our securities or on our ability to obtain future public financing.

Since there has been no public market for any of our securities, the public offering price of our securities was arbitrarily determined since we do not have any financial results with which to compare those of companies operating in our industry.
      The public offering price of the units and the terms of the warrants were negotiated between us and the representatives of the underwriters. However, although several factors were considered, including the history and prospects of similar companies, an assessment of our management and their experience as well as other factors, the determination of our offering price is more arbitrary than the price of securities for an operating company in a particular industry since the representatives of the underwriters are unable to compare our prospects with those of public companies operating in the same industry.

The American Stock Exchange may delist our securities from trading on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
      Our securities are approved for listing on the American Stock Exchange, a national securities exchange. We cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to a business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.
      If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it more difficult for us to complete a business combination.
      If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including restrictions on the nature of our investments and restrictions on the issuance of securities.
      In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance and disclosure obligations; and

•	compliance with other rules and regulations.
      We do not believe that our anticipated activities will subject us to the Investment Company Act of 1940. The proceeds held in trust may only be invested by the trust agent in “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. However, this offering is not intended for persons who are seeking a return on investments in government securities. The escrow account and the purchase of government securities for the account is intended as a holding place for funds pending the earlier to occur of either (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution and return of the funds held in this account.
      In addition, if we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if the extension criteria have been satisfied, our certificate of incorporation (a) provides that our corporate powers will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and (b) requires that our board of directors within 15 days adopt a resolution finding our dissolution advisable and provide notice as soon as possible thereafter of a special meeting of stockholders to vote on our dissolution. Inasmuch as we cannot assure you that our stockholders will approve our dissolution in a timely manner or ever approve our dissolution so that we can liquidate and distribute the trust fund to holders of our common stock sold in this offering, we may nevertheless be deemed to be an investment company. If we were deemed to be subject to that act, compliance with these additional regulatory burdens would require additional expense for which we have not budgeted.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc.
      All of our officers and directors own shares of our common stock, and no salary or other compensation will be paid to our officers or directors for services rendered by them on our behalf prior to or in connection with a business combination. We believe that three of the members of our board of directors are “independent” as that term is commonly used. However, under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not any directors are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our securities held by the holders of common stock sold in this offering.

Because our existing stockholders’ initial equity investment was only $46,875, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on promotional or development stage companies.
      Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by the North American Securities Administrators Association, Inc., any state administrator may disallow an offering of a promotional or development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our existing stockholders’ initial investment of $46,875 is less than the required $1,610,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if he or she wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy.

Risks Related to Our Proposed Business

If we acquire or merge with a newly formed bank, we may incur significant losses.
      Our target business could be a recently formed bank. Due to an accounting rule that requires immediate write-off of start-up costs, de novo banks are expected to incur operating losses in their early periods of operation because of an inability to generate sufficient net interest income to cover start up and operating costs. Those operating losses can be significant and can occur for longer periods than planned depending upon the ability to control operating expenses and generate net interest income.

Our ability to pay dividends will be subject to restrictions under applicable banking laws and regulations.
      Banks and bank holding companies are subject to certain regulatory restrictions on the payment of cash dividends. Federal bank regulatory agencies have the authority to prohibit financial holding companies from engaging in unsafe or unsound practices in conducting its business. The payment of dividends, depending on the financial condition of the bank, could be deemed an unsafe or unsound practice. The ability of the Company to pay dividends will directly depend on the ability of the subsidiary bank to pay dividends which in turn will be restricted by the requirement that it maintain an adequate level of capital in accordance with requirements of the applicable bank regulators and in the future can be expected to be further influenced by bank regulatory policies and capital guidelines. A national bank generally may pay dividends under the National Bank Act, to the extent of its net profits. The prior approval of the OCC, however, is required for any dividend by any national bank if the total of all dividends, including any proposed dividend, declared by the national bank in any calendar year exceeds the total of its net profits (as defined) for such year combined with its retained net profits for the preceding two years, less any required transfers to surplus. The ability of a national bank to pay dividends is also restricted by the requirement that it maintain adequate levels of capital in accordance with guidelines promulgated from time to time by the OCC and the FDIC, as applicable. As a result, after a business combination with a financial institution, our ability to pay dividends to our stockholders will be limited.
Risks Related to the Banking Industry

We will be subject to significant government regulation following a business combination.
      Following the acquisition of a target business, we will operate in a highly regulated environment and will be subject to supervision and regulation by a number of governmental regulatory agencies, including the Federal Reserve, the OCC, and the FDIC, as well as state banking commissions. Regulations adopted by these agencies, which are generally intended to provide protection for depositors and customers rather than for the benefit of stockholders, govern a comprehensive range of matters relating to the ownership and control of stockholders, acquisition of other companies and businesses, permissible activities we may engage in, maintenance of adequate capital levels and other aspects of our operations. The bank regulatory agencies possess broad authority to prevent or remedy unsafe or unsound practices or violations of law. In addition, future legislation and government policy, including with respect to bank deregulation and interstate expansion, could adversely affect the banking industry as a whole, including our results of operations. For example, new legislation or regulation may limit the manner in which we may conduct our business, including our ability to offer new products, obtain financing, attract deposits, make loans and achieve satisfactory interest spreads.

There are substantial regulatory limitations on changes of control.
      With certain limited exceptions, federal regulations prohibit a person or company or a group of persons deemed to be “acting in concert” from, directly or indirectly, acquiring more than 10% (5% if the acquirer is a bank holding company) of any class of a bank holding company’s voting stock or obtaining the ability to control in any manner the election of a majority of directors or otherwise direct the management or policies of a bank holding company without prior notice or application to and the approval of the Federal Reserve. Accordingly, prospective investors need to be aware that it is likely we will become subject to and be required to comply with these requirements, if applicable, in connection with any purchase of our units in this offering.

If we acquire or merge with a bank holding company, we may be liable for an undercapitalized subsidiary bank.
      Under federal law, a bank holding company may be required to guarantee a capital plan filed by an undercapitalized depository institution subsidiary with its primary regulator. If the subsidiary defaults under the plan, the holding company may be required to contribute to the capital of the subsidiary an amount equal to the lesser of 5% of the bank’s assets at the time it became undercapitalized or the amount necessary to bring the subsidiary into compliance with applicable capital standards.

Forward-Looking Statements
      This prospectus includes forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. All statements other than statements of current or historical fact contained in this prospectus are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “would,” “could,” “plan,” “will,” “may,” “intend,” “estimate,” “potential,” “continue” or similar expressions or the negative of these terms are intended to identify forward-looking statements.
      We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations and business strategy. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in “Risk Factors.” In light of these risks, uncertainties and assumptions, the forward-looking statements in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus.
      The information contained in this prospectus identifies important factors that could adversely affect actual results and performance. Prospective investors are urged to carefully consider such factors.
      Our forward-looking statements speak only as of the date they are made.

Use of Proceeds
      We estimate that the proceeds of this offering will be as set forth in the following table:

	Without
	Over-Allotment	Over-Allotment
	Option	Option Exercised

Gross proceeds	$60,000,000	$69,000,000
Offering expenses(1)
Underwriting discount(2)	1,800,000	2,070,000
Underwriting non-accountable expense allowance	600,000	600,000
Contingent underwriting compensation(2)	2,100,000	2,415,000
Legal fees and expenses	285,000	285,000
Printing and engraving expenses	85,000	85,000
American Stock Exchange listing fees	65,000	65,000
Miscellaneous expenses	33,132	33,132
Accounting fees and expenses	30,000	30,000
Blue sky fees and expenses	25,000	25,000
SEC registration fee	12,980	12,980
NASD registration fee	13,888	13,888
Total net proceeds	$54,950,000	$63,365,000
Proceeds not held in trust	600,000	690,000

Offering proceeds held in trust	54,350,000	62,675,000
Contingent underwriting compensation held in trust	2,100,000	2,415,000

Total held in the trust account in the event of liquidation(2)	$56,450,000	$65,090,000

Percentage of offering gross proceeds held in trust(2)	94.08%	94.33%

* Less than 1%
      The following table illustrates how we intend to use the working capital funded from the offering proceeds not held in trust and from a portion of the interest earned on the amount held in trust released to us. These are estimates only. Our actual expenditures for some or all of these items may differ substantially from those set forth herein.

Payment of administrative fee to Community Bankers Acquisition, LLC ($7,500 per month)	$180,000	16.4%	$180,000	12.7%
Legal, accounting and other related expenses attendant to the structuring, negotiating and completing of a business combination (payable to non-affiliates)	250,000	22.7%	250,000	17.7%
Due diligence of prospective target businesses (payable to non-affiliates and, to the extent incurred, reimbursement of expenses incurred by directors, officers and stockholders in connection therewith)	200,000	18.2%	200,000	14.1%
Legal and accounting fees relating to bank regulatory compliance, SEC reporting obligations and internal controls	200,000	18.2%	200,000	14.1%
Working capital to cover director and officer insurance, miscellaneous expenses (including potential deposits, down payments or funding of a “no shop” provision or finders’ fees with respect to a particular business combination) and reserves	270,000	24.6%	585,000	41.3%

Total(3)	$1,100,000	100.0%	$1,415,000	100.0%

(1)	A portion of the offering expenses have been paid from the funds loaned to us by Community Bankers LLC as described below. These funds will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering. The amounts shown are estimates only and our actual expenditures may differ from those set forth herein.

(2)	This amount includes $2,100,000 of the underwriting discount ($0.28 per unit), equal to 3.5% of the gross proceeds of this offering, which the underwriters have agreed will be deferred and paid to the underwriters only upon the consummation of a business combination, less $0.28 for each share converted to cash in connection with our business combination. If a business combination is not consummated, such deferred underwriting discount will be forfeited by the underwriters. The underwriters will not be entitled to any interest accrued on the deferred underwriting discount.

(3)	Of these estimated expenditures, $600,000 will be funded from the offering proceeds not held in trust and $500,000 of such expenditures will be funded from the interest earned on the funds held in trust which is released to us periodically. In the event the over-allotment option is exercised in full, $690,000 of the estimated expenditures will be funded from the offering proceeds not held in trust and $725,000 funded from the interest earned on the funds held in trust. In the event that we do not consummate a business combination, our remaining proceeds will be allocated to pay the costs of our liquidation and dissolution. If our remaining assets outside of the trust fund are not sufficient to pay the costs of our liquidation and dissolution, Messrs. Simanson and Zalman will be obligated to pay such costs.

      $56,450,000, or $65,090,000 if the underwriters’ over-allotment option is exercised in full, of the net proceeds will be placed into an interest-bearing trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, as trustee. These proceeds consist of $54,350,000 ($7.24 per unit) or $62,675,000 if the over-allotment option is exercised in full and $2,100,000 ($0.28 per unit) of the deferred underwriting discount ($2,415,000 if the underwriters’ overallotment option is exercised in full). Except for a portion of the interest earned on the trust account that may be released to us, these proceeds will not be released from the trust fund until the earlier of the completion of a business combination or as part of our dissolution approved by our stockholders and our plan of distribution in connection with our liquidation.
      The net proceeds of this offering held in the trust account and moneys held by us and not immediately required for the purposes set forth above will only be invested in “government securities,” defined as any Treasury Bill issued by the United States having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, so that we are not deemed to be an investment company under that act. A portion of the interest income derived from investment of these net proceeds during this period will be paid to us periodically as described in this prospectus and used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed. The interest rate earned on the trust account will be the prevailing interest rate on short-term U.S. treasury securities and money market funds that comply with certain conditions under Rule 2a-7 of the Investment Company Act of 1940. These rates will vary from time to time. On April 20, 2006, the yield on 30-day treasury bills was approximately 4.5% per annum. Based on such prevailing rates, we believe that the income received by the trust fund will be sufficient to provide the contemplated amount of working capital. However, this offering is not intended for persons who are seeking a return on investments in government securities. The escrow account and the purchase of government securities for the account is intended as a holding place for funds pending the earlier to occur of either (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution and return of the funds held in this account.
      The proceeds held in the trust fund may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. One-half of the interest earned on the trust account, net of taxes, will be retained in the trust account for distribution as described below. The remaining interest, net of taxes, up to $1,129,000 ($1,302,000 in the event of the exercise of the overallotment option in full) may be released to us periodically to fund our working capital requirements. In addition, trust funds will be released to us periodically to pay income taxes on interest earned on the trust funds. Holders of common stock whose shares are converted to cash in connection with our initial business combination will receive their pro rata portion of the amount held in trust ($7.52 per share) plus the pro rata portion of any interest not released to us, net of taxes. In the event that we do not consummate a business combination in a timely manner and assuming our dissolution is approved by our stockholders in accordance with Delaware law, holders of our common stock sold in this offering will be entitled to receive their proportionate share of the trust fund (including any interest not released to us, net of taxes, and the deferred underwriting discount), In addition, such holders will be entitled to receive a pro rata portion of our remaining assets not held in trust, less amounts we pay, or reserve to pay, for all of our liabilities and obligations. These liabilities and obligations include our corporate expenses arising during our remaining existence and the costs associated with our dissolution and liquidation. Our corporate expenses are expected to be primarily associated with preparation for and conduct of our special meeting of stockholders and our continuing public reporting obligations, including legal services, proxy soliciting firms, services of our independent public accounting firm as well as legal fees we may incur in the event of disputes with any claimants or creditors. Messrs. Simanson and Zalman will be responsible to ensure that the trust funds are not reduced by claims of our vendors and service providers in the event of our dissolution and liquidation. Other than the interest income that may be released to us to fund our working capital requirements and to pay income taxes on interest earned on the trust funds, the proceeds held in the trust account (exclusive of any proceeds attributable to the deferred underwriters’ discount) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination and, to the extent not used for these purposes, released to us upon completion of a business combination. Any amounts in the trust fund not paid as consideration to the sellers of the target business, other than amounts held in trust or paid to the representatives of the underwriters for services as representatives of the underwriters, may be used to pay remaining expenses of the business combination, including reimbursement of expenses of our officers and directors incurred in connection therewith to the extent funds not held in trust were insufficient to do so, to pay any finders’ fees or financing fees, if any, and to finance the ongoing operations of the target business or to effect other acquisitions, in each case as determined by our board of directors at that time.
      We intend to use the majority of the net proceeds of this offering not being held in trust in our efforts to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. Of these net proceeds, we will reserve approximately $200,000 for due diligence of prospective target businesses payable to non-affiliates and, to the extent incurred, reimbursement of out-of-pocket expenses (such as travel expenses) incurred by our officers, directors and stockholders who assist us in connection with seeking and selecting a target business and performing due diligence activities. None of these persons or any of their affiliates will receive any compensation for their activities in connection with the business combination. We intend to use the excess working capital shown above (approximately $270,000) together with any additional interest released to us, for director and officer liability insurance premiums (approximately $180,000 in the aggregate) and other operating expenses.
      It is also possible that we could use a portion of our working capital to make a deposit or down payment or to fund a “no shop” provision with respect to a particular business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds or any of the funds are not returned to us (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have sufficient remaining working capital outside of the trust account to conduct due diligence and pay other expenses related to finding another suitable business combination without securing additional financing. In that event and if we are unable to secure additional working capital, we would most likely fail to consummate a business combination in the allotted time and would be required to promptly begin the process for our dissolution and liquidation in accordance with the requirements of Delaware law. We may also use a portion of our excess working capital to pay finders’ fees in connection with a business combination, although we do not presently intend to engage finders to identify suitable transactions. The balance, if any, of our working capital will be held in reserve in the event that due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates. We believe that our working capital will be sufficient to cover the foregoing expenses and reimbursement costs.
      To the extent that our capital stock or debt is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund (other than funds attributable to the underwriters’ discount) that are not used for such purpose, as well as any other net proceeds not expended, will be used to finance the operations of the target business, including satisfaction of any regulatory mandated or ongoing capital requirements, or to effect other acquisitions, as determined by our board of directors at that time.
      Community Bankers Acquisition, LLC, an affiliate of Mr. Simanson, our president, and Mr. Zalman, a stockholder, has entered into a non-interest bearing revolving credit agreement with us in the amount of $100,000. Advances under the credit facility will be used to pay a portion of the expenses of this offering referenced in the line items above including professional fees. The loan will be payable without interest on the consummation of this offering. Advances under the revolving credit agreement amounted to $20,000 as of March 31, 2006 and $40,000 as of the date of this prospectus. The loan will be repaid out of the proceeds of this offering not being placed in trust.
      The payment to Community Bankers Acquisition, LLC of a monthly fee of $7,500 is for general and administrative services including office space, utilities, and secretarial support. Although the monthly rents and fees were arbitrarily arrived at, we believe, based on rents and fees for similar services in the Alexandria, Virginia area, that the fees charged by Community Bankers Acquisition, LLC are at least as favorable as we could have obtained from an unaffiliated person. Upon completion of a business combination or our liquidation, we will no longer be required to pay this monthly fee.
      We reserve the right, at the discretion of the board of directors, to reallocate our use of the net proceeds of this offering not held in trust among the legal, due diligence and working capital items in response to the timing and extent of due diligence and legal and regulatory requirements and, in the event that we do not consummate a business combination, to reallocate any remaining proceeds to the costs of our liquidation and dissolution. If our remaining assets outside of the trust fund are not sufficient to pay the costs of liquidation and dissolution, Messrs. Simanson and Zalman will be obligated to pay such costs. The net proceeds of this offering not held in the trust fund and not immediately required for the purposes set forth above will be invested only in United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 including treasury bills issued by the U.S. maturing within 180 days or less, or other high-quality, short-term interest-bearing investments so that we are not deemed to be an investment company under the Investment Company Act of 1940, as amended. The interest income derived from investment of these net proceeds not held in the trust fund during this period will be used to defray our general and administrative expenses as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.
      We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.
      Commencing on the date of this prospectus through the consummation of the acquisition of a target business, we will pay Community Bankers Acquisition, LLC the fee described above. In addition, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, attending management or board meetings, and performing due diligence on suitable business combinations. Other than this $7,500 per month administrative fee and reimbursement of our existing stockholders for any out-of-pocket expenses incurred by them in connection with activities on our behalf, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. To the extent that the out-of-pocket expenses exceed the available proceeds not deposited in the trust fund, such expenses would not be reimbursed by us unless we consummate a business combination. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination. In the event that no business combination is consummated within the allotted time, the entire trust fund will be returned to the holders of the common stock sold in this offering without any such deduction.

      A holder of common stock sold in this offering, other than our existing stockholders, will be entitled to receive funds from the trust fund, including interest not released to us (net of taxes payable on income from the funds in the trust account) earned on his, her or its portion of the trust fund, only in the event of our dissolution and liquidation upon our failure to complete a business combination within the allotted time or if that stockholder were to seek to convert such shares into cash in connection with a business combination which the stockholder voted against and which we actually consummate. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust fund.
Dilution
      The difference between the public offering price per share of our common stock, assuming no value is attributed to the redeemable warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of our common stock which may be converted into cash), by the number of outstanding shares of our common stock.
      At March 31, 2006, our net tangible book value was $(387,722), or approximately $(0.21) per share of common stock. After giving effect to the sale of 7,500,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 1,499,250 shares of common stock which may be converted into cash) at March 31, 2006, would have been $43,707,708 or $5.55 per share, representing an immediate increase in net tangible book value of $5.76 per share to the existing stockholders and an immediate dilution of $2.45 per share or 30.6% to new investors.
      The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the redeemable warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering	$(0.21)
Increase attributable to new investors	5.76

Pro forma net tangible book value after this offering		5.55

Dilution to new investors		$2.45

      Our pro forma net tangible book value after this offering has been reduced by approximately $10,854,570 because if we effect a business combination the conversion rights to the holders of common stock sold in this offering may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust fund as of the record date for the determination of stockholders entitled to vote on the business combination, including any interest not released to us (net of taxes payable on income from the funds in the trust account), divided by the number of shares sold in this offering.

      The pro forma net tangible book value after this offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(387,722)
Net proceeds from this offering	54,950,000
Less: Proceeds held in trust subject to conversion to cash of $7.24 per share(1)	(10,854,570)

$43,707,708

Denominator:
Shares of common stock outstanding prior to this offering	1,875,000
Shares of common stock included in the units offered	7,500,000
Less: Shares subject to conversion (7,500,000 x 19.99%)	1,499,250

7,875,750

(1)	In addition, holders of common stock sold in this offering whose shares are converted to cash will also receive $0.28 per share representing the deferred underwriting discount, plus the pro rata portion of any interest not released to us, net of taxes.
      The following table sets forth information with respect to our existing stockholders and the new investors (assuming none of the new investors exercise conversion rights):

	Shares Purchased		Total Consideration		Average
					Price per
	Number	Percentage	Amount	Percentage	Share

Existing stockholders	1,875,000	20.00%	$46,875	0.08%	$0.025
New investors	7,500,000	80.00%	60,000,000	99.92%	$8.00

	9,375,000	100.00%	$60,046,875	100.00%

Capitalization
      The following table sets forth our capitalization at March 31, 2006 on an actual basis and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	March 31, 2006

	Actual	As Adjusted

Note payable to stockholder	$20,000	$—
Common stock, $.01 par value, no shares, actual, and 1,499,250 shares as adjusted, which are subject to possible conversion (conversion value $7.24 per share)(1)	—	10,854,570
Stockholders’ equity:
Preferred stock $.01 par value, 5,000,000 shares authorized:
none issued or outstanding	—	—
Common stock, $.01 par value, 50,000,000 shares authorized:
1,875,000 shares issued and outstanding, actual; 7,875,750 shares issued and outstanding (excluding 1,499,250 shares subject to possible conversion), as adjusted	18,750	78,758
Additional paid in capital	28,125	44,063,547
Accumulated deficit	—	—

Total stockholders’ equity	$46,875	$44,142,305

Total capitalization	$66,875	$54,996,875

(1)	In addition, holders of common stock sold in this offering whose shares are converted to cash will also receive $0.28 per share representing the deferred underwriting discount that the underwriters have agreed to forfeit for the benefit of converting stockholders, plus one-half of the interest earned on the funds held in trust, net of taxes payable, which will accrue in the trust account for the benefit of holders of common stock sold in this offering and any remaining interest which may be earned on the funds held in trust not released to us.
      If we consummate a business combination, the conversion rights afforded to holders of common stock sold in this offering may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust fund, including any interest not released to us (net of taxes payable on income from the funds in the trust account), as of the record date for determination of stockholders entitled to vote on the business combination divided by the number of shares sold in this offering.

Management’s Discussion and Analysis of
Financial Condition and Results of Operations
      We were formed on April 6, 2005, to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the banking industry. Specifically, we intend to acquire an operating commercial bank or commercial bank holding company in the United States. We intend to utilize cash derived from the net proceeds of this offering, our authorized and unissued shares of common and preferred stock, debt or a combination thereof, to effect a business combination. The issuance of additional shares of our common or any of our shares of preferred stock:

•	would reduce the percentage equity ownership of our then existing stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to the common stock;

•	may result in a change of control which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.
      Similarly, our issuance of debt securities could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant; and

•	limitations, as a result of covenants, on our ability to acquire additional assets, pursue new banking products or services, make additional acquisitions or restrictions on our ability to obtain additional financing.
      We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our offering of our equity securities.
      We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $5,050,000, including $600,000 for the underwriters’ non-accountable expense allowance of 1.0% of the gross proceeds, and underwriting discounts of approximately $3,900,000 will be approximately $54,950,000, or $63,365,000 if the underwriters’ over-allotment option is exercised in full. Of this amount, $54,350,000, or $62,675,000 if the underwriters’ over-allotment option is exercised in full, will be held in trust and the remaining approximately $600,000, or $690,000 if the underwriters’ over-allotment option is exercised in full, will not be held in trust. Additionally, $2,100,000, or $2,415,000 if the underwriters’ over-allotment option is exercised in full, of the proceeds attributable to the underwriters’ discount will be deposited in the trust account. The proceeds held in the trust fund will not be released until the earlier of the completion of a business combination or our dissolution. In the event that we consummate a business combination, the proceeds held in the trust account will be used for the following purposes:

•	Payment of the purchase price for and remaining expenses of the business combination including reimbursement of any remaining expenses to our officers and directors;

•	Payment of $7.52 per share (plus any remaining net interest) to holders of up to 19.99% of the shares of common stock sold in this offering who vote against the business combination and exercise their conversion rights;

•	Payment of the deferred underwriters’ discount;

•	Payment of any finders’ fees or professional fees and costs to unaffiliated third parties;

•	Payment of any fees and costs we may incur in connection with any equity or debt financing relating to the business combination; and

•	Funding the operations of the target business or effecting other acquisitions, as determined by our board of directors at that time.
      We may use substantially all of the net proceeds of this offering not being held in trust together with up to $1,129,000 interest earned on the trust fund and released to us in our efforts to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. We believe that, upon consummation of this offering, the funds available to us outside of the trust fund together with up to $1,129,000 interest earned on the trust fund and released to us will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate that, of the funds not being held in trust, we will use approximately $250,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations of prospective target businesses (payable to non-affiliates) and the structuring and negotiating of a business combination, $180,000 for the administrative services and support fees payable to an affiliated third party ($7,500 per month for 24 months), $200,000 of expenses for the due diligence investigation of target businesses payable to non-affiliates and, to the extent incurred, reimbursement of expenses incurred by directors, officers and stockholders in performing due diligence activities, $200,000 of expenses in legal and accounting fees relating to our bank regulatory compliance, SEC reporting obligations and internal controls and $270,000 ($585,000 if the underwriters’ over-allotment option is exercised in full) for general working capital that will be used for miscellaneous expenses and reserves, including potential deposits, down payments, “no shop” payments or finders’ fees and approximately $180,000 for director and officer liability insurance premiums. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us. To the extent that the out-of-pocket expenses exceed the available proceeds not deposited in the trust fund plus interest earned on the trust fund released to us, such expenses would not be reimbursed by us unless we consummate a business combination. The payment of any of these expenses may reduce the amount of working capital available to fund future operations. In the event we were ultimately required to forfeit a deposit, down payment or “no shop” payment or such funds are not returned to us (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have sufficient remaining working capital outside of the trust account to conduct due diligence and pay other expenses related to finding another suitable business combination without securing additional financing. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a private offering simultaneously with the consummation of a business combination.
      Community Bankers Acquisition, LLC, an affiliate of Mr. Simanson, our president, and Mr. Zalman, a stockholder, has entered into a revolving credit agreement with us in the amount of $100,000. Advances under the credit facility will be used to pay a portion of the expenses of this offering including professional fees. An aggregate of $20,000 has been advanced under the credit facility as of March 31, 2006 and $40,000 has been advanced as of the date hereof. The loan will be payable without interest on the consummation of this offering from the proceeds of this offering not being placed in trust.
      The Company has agreed to sell to I-Bankers Securities, Inc., Maxim Group LLC and Legend Merchant Group, Inc., or their designees, for $100, an option to purchase up to 525,000 units (7% of the units offered) in the aggregate. The units issuable upon exercise of this option are identical to those offered in this offering, except that each of the warrants underlying this option entitles the holder to purchase one share of our common stock at a price of $7.50. This option is exercisable at $10.00 per unit commencing on the later of the consummation of a business combination or one year from the date of this prospectus. This option expires five years from the date of this prospectus. In lieu of the payment of the exercise price, this option may be converted into units on a net-share settlement or cashless exercise basis to the extent that the market value of the units at the time of conversion exceeds the exercise price of this option. The option may only be exercised or converted by the option holder and cannot be redeemed by us for cash.
      The sale of this option to the representatives of the underwriters is expected to be accounted for as an equity transaction in accordance with Emerging Issues Task Force No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock, and therefore would be measured at its fair value on the date of the sale in accordance with Statements of Financial Accounting Standards No. 123 (revised 2004), Share-based Payment, which would result in an increase in our cash position and shareholders’ equity by the $100 proceeds from the sale. We have determined based upon a trinomial model that the estimated fair value of the option on the date of sale would be approximately $2.4145 per unit or an aggregate of $1,267,613 assuming an expected life of five years, volatility of 32.371% and a risk-free interest rate of 4.929%. Although we used an expected life of five years, if we do not consummate a business combination within the prescribed time period and liquidate the company, this option would become worthless. Given that the parameters used in the computation of the fair value of this option change over time, the actual fair value of this option on the date of sale is expected to be different from the estimated fair value computed above.
      Because we do not have a trading history, we estimated the potential volatility of our common stock using the average volatility of ten publicly traded banking institutions with market capitalizations ranging from $64 million to $288 million with an average of $149 million. We believe that the average volatility of these representative institutions is a reasonable benchmark to use in estimating the expected volatility of our common stock after consummation of a business combination, because these sample institutions are operating banks or bank holding companies that are similar in size to our target business acquisitions. The volatility calculation of 32.371% was derived using the volatility of representative banks. This calculation used the daily closing prices for the five year period ended April 30, 2006. Using a higher volatility would have the effect of increasing the implied value of this option.

Proposed Business
Introduction
      We are a recently organized blank check company organized under the laws of the State of Delaware on April 6, 2005. As a “Targeted Acquisition Corporation”sm or “TAC”sm, we were formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the banking industry. Specifically, we intend to acquire an operating commercial bank or commercial bank holding company in the United States.
Industry Overview
      We believe that the banking industry is a favorable industry in which to seek a merger or acquisition and an attractive operating environment for a target business. We believe that the anticipated growth in the U.S. economy will lead to an increase in deposits at banks and demand for borrowing by businesses from banks and other financial institutions.
      We believe the banking industry is highly fragmented, which provides a favorable industry in which to seek acquisitions. According to statistics as of December 31, 2005, published by the FDIC, there are more than 3,000 commercial banks in the U.S. with assets of $100 to $500 million and more than 6,500 commercial banks with less than $500 million in assets.
Strategy
      Our strategy is to acquire or merge with a commercial bank in the United States that is in the $100 to $500 million asset size range which has one or more of the following characteristics:

•	An opportunity for regional expansion and/or the addition of new banking products and services;

•	Constraints on its capital and limited access to alternative capital markets due to its size or other special considerations; and

•	A size which is generally too small to attract the interest of larger acquirers.
      We believe the net proceeds of this offering can be utilized to acquire and grow an existing banking institution. We will have the ability to issue equity securities or debt in connection with our initial or future transactions which may provide a mechanism for growth through combination with other banks, facilitating our creation of a regional banking presence. Growth opportunities may include some or all of the following:

•	Expanding the branch network of an existing banking institution;

•	Utilizing our capital to increase loans and deposits;

•	Attracting personnel from other banks who can bring substantial business with them;

•	Seeking other profitable business lines to add to the bank’s core business; and

•	Seeking strategic acquisitions which can provide growth to the existing franchise or a platform to enter another geographic market.
      We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the net proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Our management has broad discretion with respect to the specific application of the net proceeds of this offering and, as a result, this offering can be characterized as a blank check offering. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

Effecting A Business Combination

General
      Although substantially all of the net proceeds of this offering held in trust (excluding the portion of the trust account attributable to the underwriters’ discount) are intended to be generally applied toward effecting a business combination, as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company that does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth.

We have not identified a target business
      To date, we have not selected any target business on which to concentrate our search for a business combination. We have not identified or selected any specific operating commercial bank or bank holding company to acquire nor have we had any discussions with or contacted any prospective target business with respect to a business combination involving the Company. Neither the Company nor any of its affiliates or representatives has, as of the date of this prospectus, taken steps towards locating or consummating a business combination transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. Our search for a target company will be limited to the United States with a primary focus on the Mid-Atlantic region. Our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business, except that our initial business combination must be within the banking industry and be a transaction in which the fair market value of the target business or businesses acquired simultaneously is at least 80% of our net assets at the time of the business combination (excluding the portion of the trust account attributable to the underwriters’ discount). We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established operations, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses
      Our officers, directors and stockholders as well as their affiliates will bring to our attention target business candidates through their contacts, including investment bankers, venture capital funds, representatives of community banks or through their prior or future business dealings and networking with community and regional banks around the country. We anticipate that target business candidates will also be brought to our attention from various unaffiliated sources, including private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community, who may present solicited or unsolicited proposals. These sources may become aware of our desire to effect a business combination by a variety of means, such as publicly available information relating to this offering, any press release we may issue upon closing of this offering or communications among such sources. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finders’ fee or other compensation. Finders’ fee arrangements and other compensation payable to such firms are often based on a percentage of the total consideration paid in an acquisition transaction, but may instead entail payment of a fixed fee. These fees or compensation frequently range from approximately 1% to 5%. Such compensation may be payable in cash or in the form of securities to be issued by us. The terms of any such arrangements, which may include payment in cash or securities or a combination thereof, will be negotiated with such persons on an arm’s length basis and disclosed to our stockholders in the proxy materials we provide in connection with any proposed business combination. In no event, however, will our existing officers, directors or stockholders or any entity with which they are affiliated (including First Capital Group with which our president is affiliated) be paid any finder’s fee, consulting fees or any similar type fees from any person or entity in connection with a business combination.

Selection of a target business and structuring of a business combination
      Our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business, except that our initial business combination must be a transaction in which the fair market value of the target business or businesses acquired simultaneously is at least 80% of our net assets at the time of the business combination (excluding the portion of the trust account attributable to the underwriters’ discount). Moreover, there is no limitation on our ability to raise additional funds through the sale of our securities or through loans that would enable us to acquire a target company with a fair market value significantly in excess of 80% of the net assets we will have upon consummation of this offering (excluding the portion of the trust account attributable to the underwriters’ discount). However, we would only acquire such additional funds simultaneously with our consummation of a business combination.
      In evaluating a prospective target business, our management will consider, among other factors, the following:

•	financial condition and results of operation;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	stage of development;

•	asset quality;

•	valuation expectations; and

•	costs associated with effecting the business combination.
      These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objectives. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us. Due diligence will be performed by Gary Simanson, our president, our officers and directors and David Zalman, a stockholder, and we may also engage an independent third party such as an outside accounting firm or transaction advisory personnel although none of such independent third persons has been identified or engaged as of the date of this prospectus.
      The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair market value of target business
      Our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business, except that our initial business combination must be within the banking industry and be a transaction in which the fair market value of the target business or businesses acquired simultaneously is at least 80% of our net assets at the time of the business combination (excluding the portion of the trust account attributable to the underwriters’ discount). Although we are permitted to raise funds privately or through loans that would allow us to acquire a target business with a fair market value in an amount greater than 80% of the net assets we will have upon the consummation of this offering (excluding the portion of the trust account attributable to the underwriters’ discount), we have not entered into or discussed such financing arrangements with any third party, and there is no assurance that any such financing, if desired, would be available on acceptable terms, if at all. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential revenues, net income, assets, cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Any opinion, if obtained, would likely state only that the fair market value meets the 80% of net assets threshold. It is not anticipated, therefore, that copies of such opinion would be distributed to our stockholders in connection with the special meeting of stockholders held to consider approval of the business combination, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

Probable lack of business diversification
      While we may be able to purchase more than one target business using our equity securities as consideration for the acquisition or by raising additional funds through the sale of our securities or through loans, we have no agreements or arrangements for such additional funding. We therefore believe that it is most likely that we will have the ability to effect only a single business combination. Accordingly, in that event, the prospects for our success may be entirely dependent upon the future performance of a single target business. Unlike other entities that may have the resources to complete several business combinations, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•	result in our dependency upon the development of a single market area.

Limited ability to evaluate the target business’ management
      Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our current officers and directors, if any, in the target business cannot presently be determined. While it is possible that one or more of our officers or directors will remain associated in some capacity with us following a business combination, it is unlikely that any of such officers, other than Mr. Simanson, will devote their full efforts to our affairs subsequent to a business combination.
      The future role of our key personnel following a business combination, however, cannot presently be ascertained. We have not entered into an employment agreement with any of our key personnel. Although we expect our president to remain associated with us following a business combination, we may hire other management personnel following the business combination. Moreover, our current management may only be willing to remain with us after the consummation of a business combination if they are able to negotiate the terms of an employment arrangement as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. It would be more likely that current members of management would remain with us, if they chose to do so, if we:

•	acquire a target business in an all-cash transaction rather than a merger in which the stockholders of the target company control the combined company following the business combination; or

•	the business combination is structured as the acquisition of one or more banks using a holding company structure in which we were the surviving holding company.
      In making the determination whether current management should remain with us following the business combination, our board of directors will analyze the experience and skills of management of the target business and, if it is believed that it is in the best interests of the combined company, negotiate as part of the business combination that certain members of current management remain with the combined company. If our current management desires to be retained by us post-business combination as a condition to any potential business combination, our current management may have a conflict of interest.
      Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination
      Prior to the completion of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under Delaware law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business and the terms of any proposed employment or other agreements with members of our current management and their affiliates.
      In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote all of their respective shares of common stock owned by them immediately prior to this offering either for or against the business combination as determined by the majority of the votes cast by the holders of our common stock sold in this offering. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Accordingly, they may vote on a proposed business combination with respect to shares of common stock acquired in or after the consummation of this offering any way they so choose. We will proceed with the business combination only if holders of common stock sold in this offering who own at least a majority of the shares of common stock voted at the meeting held to approve the proposed business combination vote in favor of the business combination and holders of common stock sold in this offering owning less than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights.
     Conversion rights
      At the time we seek stockholder approval of our initial business combination, we will offer each holder of common stock acquired in this offering, other than our existing stockholders, who have waived the right to convert any of their shares, the right to have such stockholder’s shares of common stock converted to cash if the stockholder both votes against the business combination and exercises his conversion rights and the business combination is approved and completed. In the event the business combination is not approved by our stockholders and completed, holders of common stock sold in this offering will not be able to convert their stock. The actual per-share conversion price will be equal to the amount in the trust fund, including any interest not released to us, net of taxes, as of the record date for determination of stockholders entitled to vote on the business combination, divided by the number of shares sold in this offering. Without taking into account any interest earned on the trust account, or taxes payable on such interest, the initial per-share conversion price would be approximately $7.52 or $0.48 lower than the $8.00 per-unit price paid in the offering. Inasmuch as the conversion price may be lower than the market price of the common stock on the date of the conversion, there may be a disincentive on the part of holders of common stock sold in this offering to exercise their conversion rights. In the event that 19.99% of the shares are converted, the value of the common stock (excluding the portion of the trust account attributable to the underwriters’ discount) that may be converted to cash is $10,854,570. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination, the business combination is approved and consummated and the stockholder timely delivers his stock certificate to us for cancellation. If a stockholder votes against the business combination but has not properly exercised such stockholder’s conversion rights, such stockholder will not have the shares of common stock held by such stockholder converted into the stockholder’s pro rata distribution of the trust fund. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination and presentation of their stock certificates for cancellation. Holders of common stock sold in this offering who convert their stock into their share of the trust fund will continue to own their redeemable warrants and have the right to sell, transfer or exercise such redeemable warrants. We will not complete any business combination if stockholders who own at least a majority of the shares of common stock voted at the meeting to approve the proposed business combination fail to vote in favor of the business combination at such meeting or if stockholders owning more than 20% of the shares sold in this offering, both vote against the business combination and exercise their conversion rights.

Liquidation if no business combination
      If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if the extension criteria described below have been satisfied, our certificate of incorporation (a) provides that our corporate powers will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities and (b) requires that our board of directors within 15 days adopt a resolution finding our dissolution advisable and provide notice as soon as possible thereafter of a special meeting of stockholders to vote on our dissolution. Pursuant to Delaware law, our dissolution also requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. We will promptly prepare a proxy statement and notice of special meeting of stockholders in accordance with the requirements of Delaware law and the federal securities laws, which proxy statement will be required to be submitted to and reviewed by the Securities and Exchange Commission, and thereafter forward the proxy statement and notice of meeting to our stockholders no less than 10 nor more than 60 days prior to our special meeting of stockholders soliciting stockholder votes with respect to our dissolution. In the event that we do not initially obtain approval for our dissolution by stockholders owning a majority of our outstanding common stock, we will continue to take all reasonable actions to obtain such approval, which may include adjourning the meeting from time to time to allow us to obtain the required vote and retaining a proxy solicitation firm to assist us in obtaining such vote. However, we cannot assure you that our stockholders will approve our dissolution in a timely manner or ever approve our dissolution. If we are not able to obtain approval from a majority of our stockholders, we cannot dissolve and liquidate and we will not be able to distribute funds from our trust account to holders of our common stock sold in this offering and these funds will not be available for any other corporate purpose.
      We anticipate that our liquidation will occur pursuant to Section 281(b) of the Delaware General Corporation Law and, in this event, our board of directors will be required under Section 281(b) to adopt, within such three year period, a plan of distribution pursuant to which the corporation shall pay or make reasonable provision to pay all existing claims and obligations of the corporation, all contingent, conditional or unmatured contractual claims, claims subject of a pending suit, and claims that are likely to arise or become known within 10 years after our dissolution. Our plan of distribution will provide that we will pay or reserve for such claims from our funds not held in trust. Messrs. Simanson and Zalman will be responsible to ensure that the trust funds are not reduced by claims of our vendors and service providers in the event of our dissolution and liquidation. Our board of directors intends to adopt a plan of distribution and to distribute the funds held in trust and any of our remaining assets to holders of our common stock sold in this offering as promptly as practicable following the dissolution of the Company. Until adoption of our plan of distribution and distribution of the funds held in trust, which we anticipate will be accomplished within six months following board approval of our dissolution, the funds will remain in trust and held by the trustee in permitted investments.
      Assuming our dissolution is approved by our stockholders in accordance with Delaware law, holders of our common stock sold in this offering will be entitled to receive their proportionate share of the trust fund (including any interest not released to us, net of taxes, and the deferred underwriting discount). In addition, such holders will be entitled to receive a pro rata portion of our remaining assets not held in trust, less amounts we pay, or reserve to pay, for all of our liabilities and obligations. These liabilities and obligations include our corporate expenses arising during our remaining existence and the costs associated with our dissolution and liquidation. Our corporate expenses are expected to be primarily associated with preparation for and conduct of our special meeting of stockholders and our continuing public reporting obligations, including legal services, proxy soliciting firms, services of our independent public accounting firm as well as legal fees we may incur in the event of disputes with any claimants or creditors. Messrs. Simanson and Zalman will be responsible to ensure that the trust funds are not reduced by claims of our vendors and service providers in the event of our dissolution and liquidation. To the extent that funds reserved to pay liabilities or obligations are not subsequently used for such purpose, the funds will be available for distribution to our holders of common stock sold in this offering or for ongoing corporate expenses including costs of our liquidation during our remaining existence.
      Our initial stockholders have waived their rights to participate in any distribution with respect to shares of common stock owned by them immediately prior to this offering upon our liquidation prior to a business combination. In addition, the representatives of the underwriters have agreed to forfeit any rights to or claims against the portion of the trust fund attributable to the contingent underwriting discount in the event we do not timely complete a business combination and dissolve and distribute the funds held in the trust account upon liquidation of the company. There will be no distribution from the trust fund with respect to our warrants, which will expire worthless in the event of our liquidation.
      Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If a corporation following its dissolution complies with the statutory procedures set forth in Section 280 of the Delaware General Corporation Law, intended to ensure that the corporation makes reasonable provision for all claims against it, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. The procedures in Section 280 include a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions may be made to stockholders. However, it is our intention to seek approval of our stockholders to make liquidating distributions to our holders of common stock sold in this offering as soon as reasonably practicable following our dissolution in accordance with Section 281(b) of the Delaware statute. Therefore, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution.
      The proceeds deposited in the trust fund could, however, become subject to the claims of our creditors and we could be required to pay our creditors prior to making any distributions to the holders of common stock sold in this offering. Although we will seek to have all vendors and service providers execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of the company and the holders of common stock sold in this offering, there is no guarantee that we will be able to obtain such agreements or that even if such agreements are executed, that such agreements would prevent claims against the trust fund. Our primary consideration in determining whether to enter into an agreement with persons who refuse to execute such a waiver will be whether there is a suitable alternative provider, the expected aggregate contract amount and our assessment of the potential risk to the trust fund. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors or service providers (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. In addition, we will require any target business to covenant as part of any definitive acquisition agreement that it will not pursue any claim or enforce any right, title, interest or claim of any kind in or to any monies held in the trust account. In addition, Mr. Simanson, our president, and Mr. Zalman, a stockholder, have agreed to be personally liable to ensure that the proceeds in the trust fund are not reduced by the claims of any vendor or service provider that is owed money by us for products sold or services rendered to us if we are unable to complete a business combination and are required to liquidate the company. Based on information we have obtained from such individuals and other available information, we currently believe that such persons are of substantial means and capable of funding any reasonably anticipated shortfall in our trust account even though we have not asked them to reserve for such an eventuality. As a result, management believes the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust is remote. However, we cannot assure you that Messrs. Simanson and Zalman will be able to satisfy those obligations. Accordingly, we cannot assure you that the actual per share liquidation price will not be less than $7.52 per share due to claims of creditors.
Certificate of Incorporation
      Our certificate of incorporation sets forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of a business combination. Specifically, our certificate of incorporation provides, among other things, that:

•	prior to the consummation of our initial business combination, we shall submit such business combination to our stockholders for approval;

•	we may consummate our initial business combination if: (i) it is approved by a majority of the shares of common stock voted by the holders of common stock sold in this offering, and (ii) holders of common stock sold in this offering owning less than 20% of the shares sold in this offering exercise their conversion rights;

•	if our initial business combination is approved and consummated, holders of common stock sold in this offering who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account including the deferred underwriting compensation plus one-half of the interest earned on the trust fund, net of taxes; and

•	if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, in accordance with our certificate of incorporation:

•	our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities:

•	our board will be required to adopt, within 15 days thereafter, a resolution pursuant to Section 275(a) of the Delaware General Corporation Law finding our dissolution advisable and provide notices to our stockholders as required by Section 275(a) as promptly thereafter as possible; and

•	In the event stockholders owning a majority of our outstanding common stock approve our dissolution, we must promptly adopt a plan of distribution which provides that only the holders of common stock sold in this offering shall be entitled to receive liquidating distributions.
      Our certificate of incorporation prohibits the amendment of the above-described provisions. However, the validity of provisions prohibiting amendment of the certificate of incorporation under Delaware law has not been settled. A court could conclude that the prohibition on amendment violates the stockholders’ implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we will not take any actions to waive or amend any of these provisions.
Competition
      In identifying, evaluating and selecting a target business, we expect to encounter intense competition from other financial institutions seeking acquisitions and from investment banking firms proposing to underwrite initial public offerings or offerings of debt and trust preferred certificates for the target businesses. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target banking institutions that we could acquire or merge with using the net proceeds of this offering held in trust, our ability to compete in acquiring or merging with certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing certain target businesses. Further:

•	our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by holders of common stock purchased in this offering in certain instances may reduce the resources available to us for a business combination; and

•	our outstanding redeemable warrants and purchase options, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.
      Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately held entities having a similar business objective as ours in acquiring a target business in the banking industry with significant growth potential on favorable terms.
      If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business in the commercial banking industry and other financial service businesses. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.
Facilities
      We maintain our executive offices at 717 King Street, Alexandria, Virginia 22314. The cost for this space is included in the $7,500 per-month fee Community Bankers Acquisition, LLC charges us for general and administrative services pursuant to a letter agreement between us and Community Bankers Acquisition, LLC. We believe, based on rents and fees for similar services in the Alexandria, Virginia metropolitan area, that the fee charged by Community Bankers Acquisition, LLC is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current activities.
Employees
      Our officers and directors are not obligated to contribute any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. Our executive officers are also involved with business ventures other than our company. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate although we expect Mr. Simanson to devote the majority of his professional time to our business until a target business is selected. We do not currently have and do not intend to have any full time employees prior to the consummation of a business combination. As discussed elsewhere herein, our management will be active in locating target businesses, responding to inquiries, and performing due diligence on suitable target businesses. See “Management.”
Periodic Reporting and Audited Financial Statements
      We have registered our units, common stock and redeemable warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.
      We will not acquire a target business if audited financial statements cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. The financial statements of a potential target business will be required to be prepared in accordance with United States generally accepted accounting principles and audited in accordance with United States generally accepted auditing standards. To the extent that this requirement cannot be met, we will not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, given the broad range of companies with which we may consummate a business combination, we do not believe that the narrowing of the pool will be material.
Legal Proceedings
      There is no litigation currently pending or, to our knowledge, contemplated against us or any of our officers or directors in their capacity as such.

Comparison To Offerings Of Blank Check Companies
      The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	$56,450,000 of the net offering proceeds will be deposited into an interest-bearing trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, as trustee. These proceeds consist of $54,350,000 from the net proceeds payable to us and $2,100,000 of the proceeds attributable to the underwriters’ discount.	$45,550,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker- dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The net proceeds held in trust will be invested in U.S. government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 including treasury bills issued by the U.S. having a maturity of 180 days or less, or other high-quality, short term interest-bearing investments meeting conditions of the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Fair market value of net assets of target business	The initial business combination must be a transaction in which the fair market value of the target business or businesses acquired simultaneously is at least 80% of our net assets at the time of the business combination (excluding the portion of the trust account attributable to the underwriters’ discount).	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represented at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and redeemable warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless the representatives of the underwriters inform us of their decision, in their sole and absolute discretion, to allow earlier separate trading (based on the liquidity of the units and general market conditions), provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. If the over- allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option.	No trading of the units or the underlying common stock and redeemable warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the redeemable warrants	The redeemable warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus, and, accordingly, will only be exercised after the trust fund has been terminated and distributed.	The redeemable warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert the shares held by such stockholder into such stockholder’s pro rata share of the trust fund. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC, would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post- effective amendment, as to whether such stockholder elects to remain a stockholder of the company or requires the return of such stockholder’s investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline	A business combination must occur within 18 months after the consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle, or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period). If a business combination does not timely occur, our corporate purposes and powers will automatically be limited to effecting and implementing our dissolution and liquidation.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Release of trust funds	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or upon shareholder approval of our dissolution in accordance with Delaware law and adoption of our plan of distribution in the event of our failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.
Interest on deposited proceeds	One-half of the interest earned on the trust account will be held in the trust account for use in completing a business combination or released to investors pro rota upon exercise of their conversion rights or to investors upon our liquidation in the event of our failure to timely effect a business combination. Up to $1,129,000 ($1,302,000 if the over allotment option is exercised in full) of the interest earned on the trust account (net of taxes payable on such interest) may be released to us to cover a portion of our operating expenses.	Interest or dividends on proceeds held in the escrow account, if any, would be held for the sole benefit of the purchasers of the securities.
Regulation and Supervision
      The banking industry is a complex, highly regulated industry. Consequently, the growth and earnings performance of our company following a business combination can be affected, not only by management decisions and general and local economic conditions, but also by the statutes administered by, and the regulations, policies, interpretations and guidelines of, various governmental regulatory authorities. Current federal and state banking laws contain numerous provisions affecting various aspects of the banking business. A bank, depending on its charter, may be subject to various federal and state banking laws and regulations that impose specific requirements on and provide regulatory oversight of virtually all aspects of operations. These laws and regulations are generally intended for the protection of depositors, the deposit insurance funds of the FDIC, and the banking system as a whole, rather than for the protection of stockholders. Banking regulators have broad enforcement and visitorial powers over bank holding companies, banks and their affiliates, including the power to impose large fines and other penalties for violations of laws and regulations. The following is a brief summary of certain laws and regulations to which we expect to become subject upon consummation of a business combination.
Bank Holding Company Regulation
      After a business combination, we may operate as a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and as such, we would become subject to supervision, regulation and examination by the Federal Reserve. The Bank Holding Company Act and other federal laws subject bank holding companies to particular restrictions on the types of activities in which they may, directly or indirectly engage, the types of investments they may make and to a range of supervisory requirements and activities, including minimum capital requirements for its depository institution subsidiaries and regulatory enforcement actions for violations of laws and regulations. The Federal Reserve has broad oversight authority with respect to many aspects of the activities, operations and expansion of bank holding companies. For example, the Federal Reserve must grant prior approval of (i) certain acquisitions of banks or thrifts by bank holding companies; (ii) the engagement by bank holding companies or their subsidiaries in certain activities that are deemed to be closely related to banking; and (iii) transactions regarding the transfer of ownership of a bank holding company’s stock that constitute a “change in bank control” under the provisions of the Change in Bank Control Act of 1978, as amended.
      Support of Subsidiary Banks. Under Federal Reserve policy, a bank holding company is expected to act as a source of financial strength to each of its depository institution subsidiaries and commit resources to their support. Such support may be required at times when, absent this Federal Reserve policy, a holding company may not be inclined to provide it. As discussed below, a bank holding company in certain circumstances could be required to guarantee the capital plan of an undercapitalized depository institution subsidiary in order for it to be accepted by the regulators.
      In the event of a bank holding company’s bankruptcy under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee will be deemed to have assumed and is required to cure immediately any deficit under any commitment by the debtor holding company to any of the federal banking agencies to maintain the capital of an insured depository institution, and any claim for breach of such obligation will generally have priority over most other unsecured claims.
      Because a bank holding company is a legal entity separate and distinct from its bank subsidiary, our right to participate in the distribution of assets of a bank subsidiary upon its liquidation or reorganization will be subject to the prior claims of the bank’s creditors. In the event of liquidation or other resolution of a bank subsidiary, the claims of depositors and other general or subordinated creditors of the bank are entitled to a priority of payment over the claims of the holders of any obligation of the bank to its stockholders, which would include us or our stockholders or creditors.
      Capital Adequacy. The Federal Reserve has adopted risk-based capital guidelines which set forth the calculation of bank holding companies’ capital to asset (leverage) ratios by assigning a weight to all assets, including off-balance-sheet assets, and by defining the components that may be included in capital. The guidelines establish a capital ratio that compares an institution’s qualifying capital base (the numerator of the risk-based capital) to its risk-weighted assets (the denominator of the ratio).
      The guidelines create two categories of capital: Tier 1, or core capital, and Tier 2, or supplementary capital. Generally, Tier 1 capital consists primarily of the sum of common stock and perpetual noncumulative preferred stock less goodwill and certain percentages of other intangible assets. Tier 2 capital consists primarily of perpetual preferred stock not qualifying as Tier 1 capital, perpetual debt, mandatory convertible securities, subordinated debt, convertible preferred stock with an original weighted average maturity of at least five years and the allowance for loan and lease losses up to a maximum of 1.25% of risk weighted assets. The sum of Tier 1 and Tier 2 capital constitutes qualifying total capital. The Tier 1 component must comprise at least 50% of qualifying total capital. All assets are assigned a weighted risk factor from 0% to 100%. Risk-based capital ratios are calculated using risk-weighted assets, which include both on-and off-balance sheet assets.
      Bank holding companies are required to maintain a leverage ratio of total capital to risk-weighted assets (“Total Capital Ratio”) of at least 8.0%, and a ratio of Tier 1 capital to risk weighted assets (“Tier 1 Capital Ratio”) of at least 4.0%. The Federal Reserve risk-based capital standards contemplate that evaluation of capital adequacy will take account of a wide range of other factors, including overall interest rate exposure; liquidity, funding and market risks; the quality and level of earnings; investment, loan portfolio, and other concentrations of credit; certain risks arising from nontraditional activities; the quality of loans and investments; the effectiveness of loan and investment policies; and management’s overall ability to monitor and control financial and operating risks including the risks presented by concentrations of credit and nontraditional activities.
      In addition, bank holding companies are required to maintain a minimum leverage ratio of Tier 1 capital to average total consolidated assets (“Leverage Capital Ratio”) of at least 3.0% for the most highly-rated, financially sound banks and bank holding companies and a minimum Leverage Capital Ratio of at least 4.0% for all other banks. The OCC, the FDIC and the Federal Reserve define Tier 1 capital in the same manner for both the leverage ratio and the risk-based capital ratio. Adjusted total assets are comprised of total assets less intangible assets. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory level, without significant reliance on intangible assets. Furthermore, the guidelines indicate that the Federal Reserve will continue to consider a “Tangible Tier 1 Leverage Ratio” in evaluating proposals for expansion or new activities. The Tangible Tier 1 Leverage Ratio is the ratio of Tier 1 capital, less intangible assets not deducted from Tier 1 capital, to quarterly average total assets.
      Capital adequacy guidelines focus principally on broad categories of credit risk although the framework for assigning assets and off-balance sheet items to risk categories does incorporate elements of transfer risk. The risk-based capital ratio does not, however, incorporate other factors that may affect a company’s financial condition, such as overall interest rate exposure, liquidity, funding and market risks, the quality and level of earnings, investment or loan concentrations, the quality of loans and investments, the effectiveness of loan and investment policies and management’s ability to monitor and control financial and operating risks.
      The Federal Reserve is vested with broad enforcement powers over bank holding companies to forestall activities that represent unsafe or unsound practices or constitute violations of law. These powers may be exercised through the issuance of memoranda of understanding, written agreements, cease and desist orders or other actions. The Federal Reserve is also empowered to assess civil money penalties against companies or individuals that violate the Bank Holding Company Act, to order termination of non-banking activities of non-banking subsidiaries of bank holding companies and to order termination of ownership and control of non-banking subsidiaries by bank holding companies.
      Change in Bank Control. Subject to various exceptions, the Bank Holding Company Act and the Change in Bank Control Act of 1978, together with related regulations, require Federal Reserve approval prior to any person or company acquiring “control” of a bank holding company. Control is conclusively presumed to exist if an individual or company acquires 25% or more of any class of voting securities of the bank holding company. Control is rebuttably presumed to exist if an individual or company acting alone or in concert with others acquires 10% or more of any class of voting securities of the bank holding company.
      Permitted Activities. Generally, bank holding companies are prohibited under the Bank Holding Company Act from engaging in or acquiring direct or indirect control of more than 5% of the voting shares of any company engaged in any activity other than (i) banking or managing or controlling banks or (ii) an activity that the Federal Reserve determines to be so closely related to banking as to be a proper incident to the business of banking.
      Activities that the Federal Reserve has found to be so closely related to banking as to be a proper incident to the business of banking include:

•	factoring accounts receivable;

•	making, acquiring, brokering or servicing loans and usual related activities;

•	leasing personal or real property;

•	operating a non-bank depository institution, such as a savings association;

•	trust company functions;

•	financial and investment advisory activities;

•	conducting discount securities brokerage activities;

•	underwriting and dealing in government obligations and money market instruments;

•	providing specified management consulting and counseling activities;

•	performing selected data processing services and support services;

•	acting as agent or broker in selling credit life insurance and other types of insurance in connection with credit transactions; and

•	performing selected insurance underwriting activities.
      Despite prior approval, the Federal Reserve has the authority to require a bank holding company to terminate an activity or terminate control of or liquidate or divest certain subsidiaries or affiliates when the Federal Reserve believes the activity or the control of the subsidiary or affiliate constitutes a significant risk to the financial safety, soundness or stability of any of its banking subsidiaries.
      Expansion of Activities. Traditionally, the activities of bank holding companies have been limited to the business of banking and activities closely related or incidental to banking. The Gramm-Leach-Bliley Financial Services Modernization Act of 1999 (the “Modernization Act”), expands the types of activities in which a bank holding company may engage. Subject to various limitations, the Modernization Act generally permits a bank holding company to elect to become a “financial holding company.” A financial holding company may affiliate with securities firms and insurance companies and engage in other activities that are “financial in nature.” The Modernization Act:

•	allows bank holding companies meeting certain management, capital and Community Reinvestment Act standards to engage in a substantially broader range of non-banking activities than was permissible prior to enactment, including insurance underwriting and making merchant banking investments in commercial and financial companies;

•	allows insurers and other financial services companies to acquire banks;

•	removes various restrictions that applied to bank holding company ownership of securities firms and mutual fund advisory companies; and

•	establishes the overall regulatory structure applicable to bank holding companies that also engage in insurance and securities operations.
      At this time, we cannot determine whether we will apply to operate as a financial holding company. If we do not do so, we will not be eligible to engage in the broader range of activities that are permitted by the Modernization Act. The Modernization Act also modified other current financial laws, including laws related to financial privacy and community reinvestment. The new financial privacy provisions generally prohibit financial institutions from disclosing nonpublic personal financial information to non-affiliated third parties unless customers have the opportunity to “opt out” of the disclosure.
      A bank holding company may become a financial holding company under the Modernization Act if each of its subsidiary depository institutions is “well capitalized” under the Federal Deposit Insurance Incorporation Improvement Act, or FDICIA, prompt corrective action provisions, is well managed and has at least a satisfactory rating under the Community Reinvestment Act. In addition, the bank holding company must file a declaration with the Federal Reserve registering the bank holding company as a financial holding company. A bank holding company that falls out of compliance with such requirements may be required to cease engaging in certain activities. Any bank holding company that does not elect to become a financial holding company remains subject to the current restrictions of the Bank Holding Company Act. In a similar manner, a bank may establish one or more subsidiaries, which subsidiaries may then engage in activities that are financial in nature. Applicable law and regulation provide, however, that the amount of such investments are generally limited to 45% of the total assets of the bank, and such investments are not aggregated with the bank for determining compliance with capital adequacy guidelines. Further, the transactions between the bank and such a subsidiary are subject to certain limitations. (See generally, the discussion of Transactions with Affiliates and Insiders described under “Certain Regulations Applicable to All Financial Institutions” below.)
      Under the Modernization Act, the Federal Reserve serves as the primary “umbrella” regulator of financial holding companies, with supervisory authority over each parent company and limited authority over its subsidiaries. Expanded financial activities of financial holding companies will generally be regulated according to the type of such financial activity: banking activities by banking regulators, securities activities by securities regulators, and insurance activities by insurance regulators. The Modernization Act also imposes additional restrictions and heightened disclosure requirements regarding private information collected by financial institutions.
      In addition, bank holding companies are required to file annual and other reports with, and furnish information regarding its business to, the Federal Reserve. The Federal Reserve has available to it several administrative and enforcement remedies including cease-and-desist powers over parent holding companies and nonbanking subsidiaries where the actions of such companies would constitute a serious threat to the safety, soundness or stability of a subsidiary bank. The Federal Reserve also has the authority to regulate debt obligations (other than commercial paper) issued by bank holding companies. This authority includes the power to impose interest ceilings and reserve requirements on such debt obligations. A bank holding company and its subsidiaries are also prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.
      Federal banking law provides that bank holding companies are able to acquire or establish banks in any state of the United States, subject to certain aging and deposit concentration limits that may be imposed under applicable state laws.
      Sound Banking Practice. Bank holding companies are not permitted to engage in unsound banking practices. For example, the Federal Reserve’s Regulation Y requires a holding company to give the Federal Reserve prior notice of any redemption or repurchase of its own equity securities, if the consideration to be paid, together with the consideration paid for any repurchases in the preceding year, is equal to 10% or more of a company’s consolidated net worth. The Federal Reserve may oppose the transaction if it believes that the transaction would constitute an unsafe or unsound practice or would violate any law or regulation. As another example, a holding company could not impair its subsidiary bank’s soundness by causing it to make funds available to non-banking subsidiaries or their customers if the Federal Reserve believed it not prudent to do so.
      The Financial Institutions Reform, Recovery and Enforcement Act of 1989, or FIRREA, expanded the Federal Reserve’s authority to prohibit activities of bank holding companies and their non-banking subsidiaries that represent unsafe and unsound banking practices or which constitute violations of laws or regulations. FIRREA increased the amount of civil money penalties which the Federal Reserve can assess for activities conducted on a knowing and reckless basis, if those activities caused a substantial loss to a depository institution. The penalties can be as high as $1,000,000 for each day the activity continues. FIRREA also expanded the scope of individuals and entities against which such penalties may be assessed.
      Dividends. The ability of a bank holding company that does not, as an entity, currently engage in separate business activities of a material nature to pay cash dividends depends upon the cash dividends it receives from its subsidiary bank. As a result, stockholders may receive dividends from the bank holding company only to the extent that funds are available after payment of the bank holding company’s operating expenses, which it must pay from funds received by it from its subsidiary bank. The Federal Reserve has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to stockholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears consistent with the bank holding company’s capital needs, asset quality and overall financial condition.
      The ability of a bank holding company to pay dividends is further restricted by the requirement that it maintain an adequate level of capital, on a consolidated basis, in accordance with guidelines of the Federal Reserve. Funds available for payment of dividends to its stockholders and other expenses will be provided primarily from dividends to the bank holding company received from its subsidiary bank. Of course, the ability of a bank to pay dividends is also restricted by provisions of applicable federal or state law.

Regulation of National Banks
      National banks are subject to supervision and examination by the OCC and to regulation by both the Federal Reserve and the FDIC. Deposits in a national bank are insured by the FDIC up to a maximum amount (generally $100,000 per depositor). The majority of a national bank’s operations and activities are subject to regulation and supervision by one or more of the regulatory authorities noted above. For example, activities and operations of a national bank such as: (i) extension of credit and lending activities; (ii) deposit collection activities; (iii) dividend payments; (iv) branch office operations; and (v) interstate expansions are regulated by at least one or more of these regulatory agencies. The following is a summary of certain restrictions that are applicable to the operations of a national bank.
      Branch Banking. In 1994, Congress adopted the Riegle-Neal Interstate Banking and Branching Efficiency Act. That statute provides for nationwide interstate banking and branching, subject to certain aging and deposit concentration limits that may be imposed under applicable state laws. The ability of a national bank to establish branches is subject to the laws where its main office is located as well as the state in which it intends to branch.
      The FDIC has adopted regulations under the Riegle-Neal Act to prohibit an out-of-state bank from using the new interstate branching authority primarily for the purpose of deposit production. These regulations include guidelines to ensure that interstate branches operated by an out-of-state bank in a host state are reasonably helping to meet the credit needs of the communities served by the out-of-state bank.
      Dividends. The ability of national banks to pay dividends is restricted under the National Bank Act and applicable OCC regulations and may be subject to dividend restrictions imposed by the OCC. Under the National Bank Act, a national bank generally may pay dividends to the extent of net profits. The prior approval of the OCC, however, is required for any dividend by any national bank if the total of all dividends, including any proposed dividend, declared by the national bank in any calendar year exceeds the total of its net profits (as defined) for such year combined with its retained net profits for the preceding two years, less any required transfers to surplus. The OCC also has the authority to prohibit a national bank from engaging in any activity that, in its opinion, constitutes an unsafe or unsound practice in conducting its business. Under certain circumstances relating to the financial condition of a national bank, the OCC may determine that the payment of dividends would be an unsafe or unsound practice. In addition, the OCC and the Federal Reserve have expressed the view that national banks and bank holding companies should refrain from dividend increases or reduce or eliminate dividends under certain circumstances.
      The ability of a national bank to pay dividends is also restricted by the requirement that it maintain adequate levels of capital in accordance with guidelines promulgated from time to time by the Comptroller and the FDIC, as applicable. Regulations adopted by the OCC and the FDIC require banks to maintain minimum Tier 1 Capital Ratios of 4.0%, Total Capital Ratios of 8.0%, and Leverage Capital Ratios of at least 3.0% for the most highly rated, financially sound banks and at least 4.0% for all other banks.
      Corrective Measures for Capital Deficiencies. FDICIA imposes a regulatory matrix that requires federal banking agencies, which include the FDIC, the OCC, and the Federal Reserve, to take “prompt corrective action” with respect to capital deficient institutions. The prompt corrective action provisions subject undercapitalized institutions to an increasingly stringent array of restrictions, requirements and prohibitions as their capital levels deteriorate and supervisory problems mount. Should these corrective measures prove unsuccessful in recapitalizing the institution and correcting its problems, FDICIA mandates that the institution be placed in receivership.
      Pursuant to regulations promulgated under FDICIA, the corrective actions that the banking agencies must or may take are tied primarily to an institution’s capital levels. In accordance with the framework mandated by the FDICIA, the banking agencies have developed a classification system, the levels at which institutions are “well capitalized”, “adequately capitalized”, “undercapitalized”, “significantly undercapitalized”, and “critically undercapitalized”. As described above, a well capitalized bank has a Total Capital Ratio of 10% or higher; a Tier 1 Capital Ratio of 6% or higher; a Leverage Ratio of 5% or higher; and is not subject to any written agreement, order or directive requiring it to maintain a specific capital level for any capital measure. An institution is critically undercapitalized if it has a tangible equity to total assets ratio that is equal to or less than 2%.
      In addition to requiring undercapitalized institutions to submit a capital restoration plan, which must be guaranteed by its holding company (up to specified limits) in order to be accepted by the bank regulators, agency regulations contain broad restrictions on activities of undercapitalized institutions including asset growth, acquisitions, branch establishment and expansion into new lines of business. With some exceptions, an insured depository institution is prohibited from making capital distributions, including dividends, and is prohibited from paying management fees to control persons if the institution would be undercapitalized after any such distribution or payment.
      As an institution’s capital decreases, the enforcement powers of bank regulators become more severe. A significantly undercapitalized institution is subject to mandated capital raising activities, restrictions on interest rates paid and transactions with affiliates, removal of management and other restrictions. Federal bank regulators have only very limited discretion in dealing with a critically undercapitalized institution and are generally required to appoint a receiver or conservator if the capital deficiency is not corrected promptly.
      Banks with risk-based capital and leverage ratios below the required minimums may also be subject to certain administrative actions, including the termination of deposit insurance upon notice and hearing, or a temporary suspension of insurance without a hearing in the event the institution has no tangible capital.
Regulation of State Banks
      A state bank will be subject to the laws of the state under which it is formed in addition to federal regulations. Various requirements and restrictions under the laws of the state of organization and operation of the bank relate to many aspects of the operations, including levels of capital, reserves against deposits, interest rates payable on deposits, loans, investments, mergers and acquisitions, borrowings, dividends, locations of branch offices and capital requirements.
      Because we will not limit our search for potential business combination targets to a specific charter type or state or geographic region of the United States, we cannot assure you of the type of financial institution that we may acquire. If we acquire a financial institution chartered under state law, we will be subject to regulation and examination by that financial institution’s state regulator.
Certain Regulations Applicable to All Financial Institutions
      Transactions with Affiliates and Insiders. Financial institutions are subject to Section 23A and 23B of the Federal Reserve Act and Regulation W promulgated thereunder. Section 23A places limits on the amount of loans or extensions of credit to, or investments in, or other transactions with, affiliates that banks may make. In addition, extensions of credit would be required to be collateralized by our securities or obligations or the securities or obligations of any of our non-banking subsidiaries. Section 23B of the Federal Reserve Act, prohibits, among other things, an institution from engaging in transactions with affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with non-affiliated companies.
      We expect to become subject to restrictions on extensions of credit to executive officers, directors, principal stockholders, and their related interests. These restrictions contained in the Federal Reserve Act and Federal Reserve Regulation O apply to all insured institutions and their subsidiaries and holding companies. These restrictions include limits on loans to one borrower and conditions that must be met before such a loan can be made. There is also an aggregate limitation on all loans to insiders and their related interests. These loans cannot exceed the institution’s total unimpaired capital and surplus, and the FDIC may determine that a lesser amount is appropriate. Insiders are subject to enforcement actions for knowingly accepting loans in violation of applicable restrictions.

      In the absence of such comparable transactions, any transaction between a bank and its affiliates must be on terms and under circumstances, including credit standards that in good faith would be offered or would apply to nonaffiliated companies. In addition, certain transactions, referred to as “covered transactions,” between a bank and its affiliates may not exceed 10% of a bank’s capital and surplus per affiliate and an aggregate of 20% of its capital and surplus for covered transactions with all affiliates. Certain transactions with affiliates, such as loans, also must be secured by collateral of specific types and amounts. Finally, a bank is prohibited from purchasing low quality assets from an affiliate. Each company under common control with a bank, including its holding company, is deemed to be an affiliate of a bank.
      International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001. On October 26, 2001, the President of the United States signed the USA PATRIOT Act of 2001 or the “PATRIOT Act”, into law. The PATRIOT Act contains the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, or IMLAFA. IMLAFA contains anti-money laundering measures affecting insured depository institutions, broker-dealers, and certain other financial institutions. IMLAFA requires U.S. financial institutions to adopt written policies and procedures to combat money laundering and grants the Secretary of the U.S. Department of the Treasury broad authority to establish regulations and to impose requirements and restrictions on financial institutions’ operations. Until we identify a business combination, we cannot determine the precise impact that IMLAFA will have on our operations.
      Regulation of Lending Activities. Loans made by a bank are also subject to numerous federal and state laws and regulations, including the Truth-In-Lending Act, Federal Consumer Credit Protection Act, state consumer credit and protection codes, the Equal Credit Opportunity Act, the Real Estate Settlement Procedures Act and adjustable rate mortgage disclosure requirements. Remedies to the borrower and penalties to a bank are provided for failure of a bank to comply with such laws and regulations.
      The Sarbanes-Oxley Act of 2002. President Bush signed the Sarbanes-Oxley Act of 2002 into law on July 30, 2002. Regulations were issued by the SEC in connection with the new law since that date, and additional regulations are anticipated. This important law has far reaching impact on corporate affairs. It directly affects how independent public accountants and companies must interact with each other. It limits non-audit services that may be provided by public companies’ independent accountants and the companies that they audit with a view to maintaining or imposing independence on public companies and their independent auditors. It creates an oversight board for all certified public accounting firms that practice before the SEC. The Sarbanes-Oxley Act also seeks to enhance both the quality and reliability of financial statements, as well as improving corporate disclosure and the timing of material disclosures. Public companies are also required to improve corporate governance, typically by establishing or reorganizing audit committees to assure audit committee independence and oversight. The law provides for restrictions on loans to officers and directors of public companies, although it appears that most bank loans to such persons are exempt so long as made pursuant to already existing federal restrictions on transactions between financial institutions and their insiders. Finally, the Sarbanes-Oxley Act imposes criminal penalties for certain violations. Obviously, this is a very broad brush and limited description of a very detailed and important new statute.

Management
Directors and Executive Officers
      Our current directors and executive officers are as follows:

Name	Age	Position

Eugene S. Putnam, Jr.	46	Chairman of the Board of Directors
Gary A. Simanson	45	President, Chief Executive and Financial Officer, Secretary and Director
Stewart J. Paperin	58	Director
Keith Walz	38	Director
      EUGENE S. PUTNAM, JR. has served as Chairman of the Board of the Company since June 2005. Mr. Putnam has nearly twenty years of experience in the financial services industry. Mr. Putnam began his financial services career in Los Angeles in 1986 as an operations and corporate cash manager with First Interstate Bank of California. In 1988, Mr. Putnam joined Crestar Financial Corporation ($26 billion in assets) in Richmond, Virginia. At Crestar, Mr. Putnam was a Senior Vice President, serving in various capacities with responsibility for corporate finance, treasury, mergers and acquisition financing, capital planning, balance sheet management and investor relations. In 1988 SunTrust Banks Inc. ($103 billion in assets) acquired Crestar and Mr. Putnam joined SunTrust in Atlanta as Senior Vice President and Director of Investor Relations and Corporate Communications. In 2001 Mr. Putnam was recruited to Houston and joined Sterling Bancshares Inc. ($3.5 billion in assets) as Executive Vice President and Chief Financial Officer where he served until 2003. From August 2003 until June 2005 he served as President of Coastal Securities LP, a registered broker-dealer, and in June 2005 became Executive Vice President and Chief Financial Officer of Aegis Mortgage Corporation, one of the largest mortgage production franchises in the U.S. Mr. Putnam graduated from UCLA with a Bachelor of Science degree in economics and earned a MBA with a concentration in finance from The University of North Carolina at Chapel Hill.
      GARY A. SIMANSON has served as our President, Chief Executive and Financial Officer and Director since our inception in April 2005. Mr. Simanson has been Managing Director of First Capital Group, L.L.C., an investment banking advisory firm specializing in bank mergers and acquisitions from March 1997 to the present. In such capacity, Mr. Simanson has both initiated and advised on bank merger and acquisition transactions around the country and has spoken nationally on bank mergers and acquisitions. In addition to serving as managing director of First Capital Group, Mr. Simanson also served as Senior Vice President concentrating in bank mergers and acquisitions and capital markets with FTN Financial Capital Markets, a wholly owned investment banking and financial services subsidiary of First Horizon National Corporation (NYSE: FHS) from 1998 to 1999. From 1992 to 1995, Mr. Simanson was an Associate General Counsel at Union Planters Corporation, then a NYSE-traded bank holding company (presently part of Regions Financial Corporation (NYSE: RF)), where his duties included the negotiation and preparation of all bank merger and acquisition transaction documents, due diligence, regulatory filings, registration statements and other securities filings and other bank regulatory matters. From 1989 to 1992 he was a practicing attorney, specializing in the securities, bank regulatory and bank merger and acquisition areas. Mr. Simanson received a Bachelor of Arts degree majoring in economics from George Washington University in 1981, writing his thesis on the Monetary Control Act of 1980; Masters of Business Administration majoring in finance from George Washington University in 1984; and a Juris Doctor from Vanderbilt University in 1989, writing his thesis on money laundering and the Bank Secrecy Act. Mr. Simanson is licensed to practice law in the states of New York, Tennessee and Colorado.
      STEWART J. PAPERIN has served as a director of the Company since April 2005. Mr. Paperin has served from 1996 to the present as Executive Vice President of the Soros Foundations, a worldwide private philanthropic foundation, where he oversees financial, administrative and economic development activities. Mr. Paperin has been responsible for the foundation’s activities in over forty countries and has led its efforts in economic development which have included successful investment and start-up of an array of banks and financial services companies. Mr. Paperin also served from 1996 to July 2005 as a Senior Advisor and portfolio manager for Soros Fund Management LLC, a financial services company and since

July 2005 has served as a consultant to Soros Fund Management LLC. His responsibilities have encompassed supervision of an extensive portfolio of Russian investments including a substantial holding in the national telephone company of Russia, OAO Svyazinvest, where he is also a Director. Mr. Paperin has also served as a Director of Penn Octane Corporation (Nasdaq: POCC), a company engaged in the purchase, transportation and sale of liquefied petroleum gas, since 1996. Prior to joining the Soros organizations Mr. Paperin served from 1990 to 1993 as President of Brooke Group International, an investment firm concentrated on the former Soviet Union, and from 1989 to 1991 as Senior Vice President and Chief Financial Officer of Western Union Corporation, a provider of money transfer and message services, which was controlled by Brooke Group. Mr. Paperin also served as chief financial officer of Timeplex Corporation, a telecommunications equipment provider, from 1986 to 1989 and of Datapoint Corporation, a computer equipment manufacturer, from 1985 to 1986. Mr. Paperin was also a financial officer of Pepsico Corporation from 1980 to 1985 and has also served as a management consultant at Cresap McCormick & Paget from 1975 to 1980. Mr. Paperin was awarded BA and MS degrees at the State University of New York at Binghamton. He is a member of the Council for Foreign Relations and was awarded an honorary Doctor of Humane Letters by the State University of New York.
      KEITH WALZ has been a director of the Company since April 2005. Mr. Walz is Managing Partner at Kinsale Capital Partners, a leveraged buy-out private equity investment firm, which he co-founded in January 2006. From March 1996 to January 2006, Mr. Walz served as President of ABN AMRO Capital (USA), a small business investment company (SBIC) subsidiary of the ABN AMRO Bank N.V. (NYSE:ABN) group of companies, an international banking group with 3,000 banks in 60 countries. During his tenure with the firm, Mr. Walz also served as a Managing Director in ABN AMRO’s Global Private Equity division, a private equity firm with over $2 billion in invested capital. As a Senior Partner with the firm, Mr. Walz participated in the sourcing, evaluation, and monitoring of over 35 investments, representing $200 million of capital invested. Mr. Walz specializes in Enterprise Software and Network Infrastructure investments and has served on the Board of Directors of over a dozen companies in which ABN AMRO has invested. He has also held operating roles with ABN AMRO portfolio companies, including Chairman and CEO of Worldweb.net, a provider of content management solutions for enterprise web sites. Mr. Walz has also served as the President and a director of Sand Hill IT Security Acquisition Corp. (OTCBB: SHQC), a targeted acquisition company in the information technology security sector, since April 2004. Prior to joining ABN AMRO Capital, Mr. Walz was a Vice President from 1991 to 1996 in ABN AMRO’s Investment Banking division, responsible for financial reporting, analysis, and systems. From 1989 to 1991 he served as a finance associate with Tyson Foods, Inc., a processor and distributor of chicken, pork and other food products, where he focused on enhancing enterprise business processes and systems through the use of client/server computing technologies. He received a Masters of Business Administration from DePaul University and a Bachelor of Science degree in finance from the University of Arkansas.
      These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. Additionally, the Company intends to regularly seek the advice and guidance of Mr. David Zalman, one of our stockholders, as it pertains to various corporate, due diligence and transactional matters given Mr. Zalman’s role as a founding stockholder in the Company and partner with Gary A. Simanson in Community Bankers Acquisition LLC., Mr. Zalman’s commitment to purchase warrants and to ensure that the proceeds in the trust fund are not reduced by the claims of various vendors or service providers and based on his substantial experience in both banking and mergers and acquisitions through his current position as chairman of the board and chief executive officer of Prosperity Bancshares, Inc., a $4.4 billion in asset publicly traded financial holding company, headquartered in Houston, Texas. We believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transactional expertise should enable them to successfully identify and effect an acquisition. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business and structuring, negotiating and consummating the acquisition.

Board of Directors
      Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Mr. Walz, will expire at our first annual meeting of stockholders following completion of this offering. The term of office of the second class of directors, consisting of Mr. Paperin, will expire at the second annual meeting following completion of this offering. The term of office of the third class of directors, consisting of Mr. Simanson and Mr. Putnam, will expire at the third annual meeting following completion of this offering.
Board Committees
      On completion of this offering, our board of directors will have an audit committee consisting of Eugene S. Putnam, Jr., Stewart J. Paperin and Keith Walz, and our board of directors will have adopted a charter for this committee as well as a code of conduct and ethics that governs the conduct of our directors, officers and employees.
      The independent directors we appoint to our audit committee will each be an independent member of our board of directors, as defined by the rules of the American Stock Exchange and the SEC. Each member of our audit committee will be financially literate under the current listing standards of the American Stock Exchange, one of whom qualifies as an “audit committee financial expert,” as such term is defined by SEC rules.
      The audit committee will review the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal controls. The audit committee will also recommend the firm selected to be our independent registered public accounting firm, review and approve the scope of the annual audit, review and evaluate with the independent public accounting firm our annual audit and annual consolidated financial statements, review with management the status of internal accounting controls, evaluate problem areas having a potential financial impact on us that may be brought to the committee’s attention by management, the independent registered public accounting firm or the board of directors, and evaluate all of our public financial reporting documents. The audit committee will also monitor compliance on a quarterly basis with the terms of this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to take immediately all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.
      Our board has also established a nominating committee, consisting of Stewart J. Paperin, Eugene S. Putnam, Jr. and Keith Walz, and a compensation committee, consisting of Eugene S. Putnam, Jr., Keith Walz and Stewart J. Paperin in order to comply with the AMEX corporate governance listing requirements.
Executive Compensation
      No executive officer has received any cash compensation for services rendered. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay Community Bankers Acquisition, LLC, an affiliate of Mr. Simanson, our president, and Mr. Zalman, a stockholder, a fee of $7,500 per month for providing us with office space and certain office and secretarial services. Other than this $7,500 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, or any of their respective affiliates including First Capital Group, an entity owned by our president, for services rendered to us prior to or with respect to the business combination. However, our existing stockholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Such individuals may be paid consulting, management or other fees from target businesses, either prior to or as a result of the business combination, with such amounts being fully disclosed to stockholders, to the extent then known, in the proxy materials furnished to the stockholders. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Special Advisor
      We also may consult, from time to time, with certain individuals who have experience in the financial and/or banking sectors, who we call our special advisors, each of whom may also be a stockholder of the Company, who may assist us in our search for, and evaluation of, our target business and other matters relating to our operations. However, no compensation of any kind, including finder’s and consulting fees, other than reimbursement for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, will be paid to any of our existing stockholders, including our special advisors, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. Our initial special advisor is as follows:
      DAVID W. SPAINHOUR has served as a special advisor to the Board of Directors since June 2005. He is Chairman Emeritus of Pacific Capital Bancorp (Nasdaq: PCBC), which is the holding company for Pacific Capital Bank, N.A., a nationally chartered bank. With 48 branches and $7.0 billion in assets, Pacific Capital Bancorp is the largest independent banking company headquartered on the Central Coast of California and operates under the local brand names of Santa Barbara Bank & Trust, First National Bank of Central California, South Valley National Bank, San Benito Bank, and Pacific Capital Bank. Mr. Spainhour joined the bank in 1966 as Controller, was named Senior Vice President in 1972, elected to the Board of Directors in 1974 and served as President and CEO from 1989 until being named Chairman of the Board of Santa Barbara Bank & Trust in 1996. He served as Chairman of the Board of the holding company, Pacific Capital Bancorp, from April 2000 until his retirement in 2004. Prior to joining Santa Barbara Bank & Trust, he spent 12 years with the former Security Pacific National Bank in Los Angeles. Additionally, he serves on a variety of community boards and has received numerous honors and awards, including most recently the Santa Barbara News-Press Lifetime Achievement Award in 2000. He attended Glendale College, UCLA, the National School of Bank Investments, and the University of Southern California’s Managerial Policy Institute. In 1970 he graduated from the Pacific Coast Banking School, University of Washington, where he was named to the school’s Hall of Fame in 1998 for his personal achievements and contributions to the financial services community.
      We may identify, from time to time, additional individuals to serve as special advisors if those individuals possess a level of experience within the financial or banking sectors that we believe may be beneficial to us.
Conflicts of Interest
      Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers or directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities. The amount of time our officers will commit to our affairs will vary, depending on which phase we are in of our business plan. Generally, we expect (i) our chief executive officer to contribute 50% or more of his time to our affairs and (ii) our independent directors to contribute the customary amount of time required by an independent director necessary to perform his fiduciary duties to our company.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

•	Since our directors own shares of our common stock that will be released from escrow only if a business combination is successfully completed, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their stock. Additionally, such individuals may purchase units in this offering or in the open market and/or common stock in the open market and would be entitled to vote any shares acquired in the offering or in the open market as they choose with respect to a proposal to approve a business combination.

•	Our current management may only be willing to remain with us after the consummation of a business combination if they are able to negotiate management’s retention as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. If our current management desires to be retained by us after a business combination as a condition to the potential business combination, our current management may have a conflict of interest in negotiating the terms of the business combination. Although this conflict of interest could exist in any potential business combination, it may be more likely to exist in a potential business combination in which the stockholders of the target company control or own a significant interest in the combined company following the business combination.

•	If we were to make a deposit or down payment or to fund a “no-shop” provision in connection with a potential business combination, we may have insufficient funds outside of the trust to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, our existing stockholders may have to incur such expenses in order to proceed with the proposed business combination. As part of any such combination, such existing stockholders may negotiate the repayment of some or all of such expenses, with or without interest or other compensation, which if not agreed to by the target business’ management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.

•	Our officers, directors and stockholders will receive reimbursement for any out-of pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations.

      In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.
      Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.
      In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earlier of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us.
      In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote all of their respective shares of common stock acquired by them prior to this offering (i) either for or against the business combination as determined by the majority of the votes cast by the holders of the shares of our common stock sold in this offering and (ii) in the event we are unable to timely complete a business combination, in favor of the dissolution and liquidation of the company. In addition, they have agreed to waive their respective rights to exercise their conversion rights with respect to all shares owned by them whether owned on the date of this prospectus or hereafter acquired or to participate in any liquidation distribution but only with respect to those shares of common stock acquired by them prior to this offering. Any common stock acquired by existing stockholders in the offering or in the open market hereafter will have the same voting rights in connection with a potential business combination as other stockholders with respect to such shares. Accordingly, they may vote such shares on a proposed business combination any way they choose.
      To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity that is affiliated with any of our existing stockholders, officers and directors or management of the representatives of the underwriters unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view.
Prior Involvement of Principals in Blank Check Companies
      None of our executive officers or directors has been involved as a principal in any other blank check companies except that Keith Walz, one of our directors, is president and a director of Sand Hill IT Security Acquisition Corp., a recently organized blank check company formed to acquire a business in the information technology security industry. On October 26, 2005, Sand Hill IT Security Acquisition Corp. entered into a definitive Agreement and Plan of Merger with St. Bernard Software. In the event that the merger is consummated, St. Bernard will become a wholly-owned subsidiary of Sand Hill.

Principal Stockholders
      As of the date of this prospectus, we have 1,875,000 shares of common stock outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of the date hereof, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our executive officers and directors; and

•	all our executive officers and directors as a group.
      Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Amount and		Approximate Percentage of
	Nature of		Outstanding Common Stock
	Beneficial
Name and Address of Beneficial Owner(1)	Ownership		Before Offering	After Offering

Gary A. Simanson	1,150,000	(2)	61.3%	12.3%
Community Bankers Acquisition, LLC	575,000		30.7%	6.1%
David Zalman	475,000		25.3%	5.1%
Prosperity Bancshares, Inc.
1301 North Mechanic Street
El Campo, TX 77437
Eugene S. Putnam, Jr.	75,000	(3)	4.0%	* %
Stewart J. Paperin	75,000		4.0%	* %
Keith Walz	75,000		4.0%	* %
All executive officers and directors as a group (4 individuals)	1,375,000		73.3%	14.7%

*	Less than 1%

(1)	Except as otherwise indicated, the business address of each of the following is 717 King Street, Alexandria, Virginia 22314.

(2)	Includes 575,000 shares held by Mr. Simanson and 575,000 shares held by Community Bankers Acquisition, LLC, of which Gary A. Simanson is the sole manager and has sole voting and dispositive power with respect to such shares.

(3)	The shares are held by the Eugene S. Putnam, Jr. 2004 Irrevocable Trust, of which Mr. Putnam serves as the trustee and has sole voting and dispositive power.
      Immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20.0% of the then issued and outstanding shares of our common stock (assuming none of them purchases any units in this offering). Because of this ownership block, these stockholders may be able to influence control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination. If the size of this offering is increased because the over-allotment option is exercised or as permitted by federal securities laws, we will effect a stock dividend in an amount sufficient to maintain our initial stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering (including common stock issued pursuant to the over-allotment option).

      All of the shares of our common stock outstanding as of the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•	three years following the date of this prospectus;

•	our liquidation; or

•	the consummation of a merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.
      During the escrow period, the holders of these shares will not be able to sell or transfer their securities except that Community Bankers Acquisition, LLC may transfer its shares to its present beneficial owners and other stockholders may make transfers to their spouses and children or trusts or family partnerships established for their benefit, or to a transferee that does not affect beneficial ownership, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate the company, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them as of the date of this prospectus.
      Mr. Simanson and Mr. Zalman have agreed, pursuant to an agreement with the representatives of the underwriters, that they or their affiliates or designees, will purchase up to 1,000,000 warrants in the aggregate in open market transactions at market prices not to exceed $0.80 per warrant during the first 20 trading days beginning on the later of the date separate trading of the warrants has commenced or 60 calendar days after the end of the “restricted period” under Regulation M. Under this agreement, the representatives of the underwriters have also agreed to place an irrevocable order for the purchase by them, or their affiliates or designees, of up to 500,000 warrants in the aggregate under identical terms and conditions as the purchases by Mr. Simanson and Mr. Zalman. The total maximum dollar amount committed to these purchases is $800,000 by Messrs. Simanson and Zalman in the aggregate and $400,000 in the aggregate by the representatives of the underwriters. All of these purchases will be made in compliance with applicable regulatory restrictions, pursuant to plans adopted by each purchaser in compliance with Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, through a single broker-dealer registered under Section 15 of the Exchange Act. None of Mr. Simanson, Mr. Zalman, the representatives of the underwriters or their respective affiliates or designees, will have, or attempt to exercise, any influence over how, when or whether to effect such purchases of the warrants. Warrants acquired by any of these parties pursuant to these purchases cannot be sold or transferred in the open market until after the consummation of a business combination and will not be callable by the Company while held by the purchasers.
      Although there can be no assurance in this regard, such warrant purchases may serve to stabilize the market price of the warrants during such 20-trading day period at a price above that which would prevail in the absence of such purchases by the representatives of the underwriters and such stockholders. Upon the termination of the obligations to purchase the warrants at the end of such 20-trading day period or upon the earlier purchase of all the warrants obligated to be purchased, the market price of the warrants may substantially decrease. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the American Stock Exchange or otherwise. If any of these transactions are commenced, they may be discontinued without notice at any time. We believe that the purchases of redeemable warrants by these individuals demonstrate confidence in our ultimate ability to effect a business combination because the redeemable warrants will expire worthless if we are unable to consummate a business combination and are ultimately required to liquidate the company, subject to the requirements of Delaware law.
      Pursuant to Regulation M promulgated under the Securities Exchange Act of 1934, the distribution will end and this offering will be completed when all of the units have been distributed and after any stabilization arrangements in connection with the distribution of the units have been terminated by the representatives of the underwriters. Since the representatives of the underwriters have agreed that they may only exercise the over-allotment option to cover the underwriting syndicate’s actual short position, if any, the exercise of the over-allotment option by the representatives of the underwriters will not affect the completion of the distribution.
      The redeemable warrants may trade separately on the 90th day after the date of this prospectus unless the representatives of the underwriters determine that an earlier date is acceptable. Upon the determination to allow separate trading of the common stock and warrants based on the liquidity of the units and general market conditions, we intend to issue a press release promptly and file a Current Report on Form 8-K with the SEC. In no event will the representatives of the underwriters allow separate trading of the common stock and redeemable warrants until we file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide an updated audited balance sheet that reflects the exercise of the over-allotment option.
      Messrs. Simanson, Paperin, Walz and Zalman are each a “promoter,” as this term is defined under the federal securities laws.
Certain Transactions
      Prior to the date of this prospectus, we sold an aggregate of 1,875,000 shares of our common stock at a purchase price of $0.025 per share or an aggregate of $46,875 (sale transactions as to 1,850,000 of these shares occurred in April 2005 and as to the 25,000 shares beneficially issued to David Spainhour in June 2005) to the following holders of our outstanding common stock:

	Number of
Name	Shares	Relationship to Us

Gary A. Simanson	575,000	President, Chief Executive and Financial Officer, Secretary and Director
Community Bankers Acquisition, LLC	575,000	Affiliate of Mr. Simanson, our president and David Zalman, a stockholder
David Zalman	475,000	Stockholder
Eugene S. Putnam, Jr. 2004 Irrevocable Trust	75,000	Chairman of the Board
Stewart J. Paperin	75,000	Director
Keith Walz	75,000	Director
David W. Spainhour and Carolyn E. Spainhour, Trustees of the Spainhour Family Trust U/A dated 8/22/97	25,000	Special advisor
      The holders of the majority of these shares will be entitled to make up to two demands that we register these shares for resale pursuant to an agreement to be signed concurrently with the consummation of this offering. The holders of the majority of these shares will be entitled to elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders will have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.
      Community Bankers Acquisition, LLC, an affiliate of Mr. Simanson, our president, and Mr. Zalman, a stockholder, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us a small amount of office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay Community Bankers Acquisition, LLC $7,500 per month for these services.

      Community Bankers Acquisition, LLC, an affiliate of Messrs. Simanson and Zalman, has entered into a revolving credit agreement with us in the amount of $100,000. Advances under the credit facility will be used to pay a portion of the expenses of this offering and professional fees. The loan will be payable without interest on the consummation of this offering. Advances under the revolving credit agreement amounted to $20,000 as of March 31, 2006 and $40,000 as of the date of this prospectus.
      We will reimburse our officers, directors and stockholders for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged. As of the date of this prospectus, the out-of-pocket expenses currently owed by us to our officers and directors is estimated to be less than $50,000.
      Other than the $7,500 per month administrative fees and reimbursable out-of-pocket expenses payable to our officers, directors and stockholders, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates, including First Capital Group which is affiliated with our president, for services rendered to us prior to or with respect to the business combination.
      All ongoing and future material transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and will require prior approval in each instance by a majority of the members of our board who do not have an interest in the transaction. In their consideration of each transaction, these members of the board shall be provided with access, should they so request and at our expense, to our attorneys or independent legal counsel selected by them. Moreover, we shall endeavor to obtain and present to the directors considering such transaction estimates obtained from unaffiliated third parties for similar goods or services to ascertain whether such transaction is on terms that are no less favorable to us than is otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party is found to be on terms less favorable to us than with an unaffiliated third party, we will not engage in such transaction.
Description of Securities
General
      We are authorized to issue 50,000,000 shares of common stock, par value $.01, and 5,000,000 shares of preferred stock, par value $.01. As of the date of this prospectus, 1,875,000 shares of common stock are outstanding, held by seven record holders. No shares of preferred stock are currently outstanding.
Units
      Each unit consists of one share of common stock and one redeemable warrant. Each redeemable warrant entitles the holder to purchase one share of common stock. The common stock and redeemable warrants will begin to trade separately on the 90th day after the date of this prospectus unless the representatives of the underwriters inform us of their decision, in their sole and absolute discretion, to allow earlier separate trading based on the liquidity of the units and general market conditions. Upon the determination to allow separate trading of the common stock and warrants, we intend to issue a press release promptly and file a Current Report on Form 8-K. In no event, however, may the common stock and redeemable warrants be traded separately until we have filed with the SEC a Form 8-K, which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Form 8-K, which includes this audited balance sheet as soon as practicable after consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide an updated audited balance sheet that reflects the exercise of the over-allotment option.
Common Stock
      Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed (i) to vote all of their respective shares of common stock beneficially owned by them on the date of this prospectus either for or against the business combination as determined by the majority of the votes cast by the holders of the shares of our common stock sold in this offering and (ii) to vote all shares then beneficially owned by them in the event we are unable to timely complete a business combination, in favor of our dissolution and liquidation. These voting arrangements shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors other than in connection with a vote on our dissolution and liquidation. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.
      We will proceed with a business combination only if a majority of the shares of common stock voted by the holders of common stock sold in this offering are voted in favor of the business combination and holders of common stock sold in this offering owning less than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights.
      Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.
      If our dissolution and liquidation is approved by stockholders owning a majority of our common stock, holders of common stock sold in this offering would be entitled to receive their proportionate share of the trust fund (including any interest not released to us, net of taxes, and the deferred underwriting discount) plus any remaining assets less amounts we pay, or reserve to pay, for all of our liabilities and obligations. These liabilities and obligations include our corporate expenses arising during our remaining existence and the costs associated with our dissolution and liquidation. To the extent that funds reserved to pay obligations or liabilities are not subsequently used for such purpose, the funds will be available for distribution to our holders of common stock sold in this offering. Our existing stockholders have agreed to waive their rights to share in any liquidating distribution with respect to common stock owned by them prior to consummation of this offering in the event we are not able to timely complete a business combination. In addition, the representatives of the underwriters have agreed to forfeit any rights to or claims against the portion of the trust fund attributable to the underwriters’ discount in the event we are not able to timely complete a business combination.
      Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that holders of common stock sold in this offering, other than those shares acquired by our existing stockholders, have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust fund if they elect such conversion within the prescribed time period (following receipt of the proxy statement relating to, and prior to a vote on, the proposed business combination), they subsequently vote against the business combination and the business combination is ultimately approved and completed. Holders of common stock sold in this offering who convert their stock into their share of the trust fund will continue to own their redeemable warrants and have the right to sell, transfer or exercise such redeemable warrants.
Preferred Stock
      Our certificate of incorporation authorizes the issuance of 5,000,000 shares of blank check preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust fund, or that votes separately or as a class with the common stock on the initial business combination. We may issue some or all of the preferred stock to effect a business combination, subject to the approval of the representatives of the underwriters. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.
Redeemable Warrants
      No redeemable warrants are currently outstanding. Each redeemable warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; or

•	one year from the date of this prospectus.
      Unless previously called for redemption as described below, the redeemable warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time.
      Provided we obtain the prior consent of the representatives of the underwriters, we may call the outstanding redeemable warrants, including those issuable upon exercise of the purchase option described below, for redemption:

•	in whole and not in part;

•	at a price of $.01 per warrant at any time after the redeemable warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrantholder; and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrantholders and a registration statement is in effect with respect to the shares of common stock underlying the warrants.
      If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant, prior to the date scheduled for redemption, by payment of the exercise price in cash. In addition, we may elect to permit the exercise of warrants called for redemption on a “cashless basis.” Exercises on a cashless basis enable the holder to exercise the warrants without paying the cash exercise price of the warrants. In a cashless exercise, the warrant holder is able to acquire a number of shares of common stock equal to the inherent value of the warrants to be exercised (the aggregate fair market value of the common stock that may be acquired upon the exercise of the warrants minus the total exercise price of the warrants) divided by the value of the common stock. The “value” of the common stock will be determined using the average reported last sale price of the common stock for the ten trading days ending on the third business day prior to the notice of redemption to warrant holders. In the notice of redemption, we will provide to you the “value” of the common stock and the number of shares of our common stock that you would receive upon exercise of the warrants on a cashless basis.
      The redeemable warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the redeemable warrants.

      The exercise price and number of shares of common stock issuable on exercise of the redeemable warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the redeemable warrants will not be adjusted for issuances of common stock, preferred stock or other securities at a price below their respective exercise prices.
      The redeemable warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of redeemable warrants being exercised. The warrantholders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their redeemable warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the redeemable warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
      No redeemable warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the redeemable warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the redeemable warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use commercially reasonable efforts to maintain a current prospectus relating to common stock issuable upon exercise of the redeemable warrants until the expiration of the redeemable warrants. However, we cannot assure you that we will be able to do so. The redeemable warrants may be deprived of any value and the market for the redeemable warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the redeemable warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the redeemable warrants reside.
      No fractional shares will be issued upon exercise of the redeemable warrants. However, if, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round to the nearest whole number of shares of common stock to be issued to the warrant holder.
Dividends
      We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future. In addition, banks and bank holding companies are subject to certain regulatory restrictions on the payment of cash dividends. As a result, after a business combination with a financial institution, our ability to pay dividends to our stockholders may be limited by applicable banking regulations.
Our Transfer Agent and Warrant Agent
      The transfer agent for our securities and warrant agent for our redeemable warrants is Continental Stock Transfer & Trust Company, New York, New York.
Shares Eligible For Future Sale
      Immediately after this offering, we will have 9,375,000 shares of common stock outstanding, or 10,500,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 7,500,000 shares sold in this offering, or 8,625,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,875,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering and subject to restrictions on transfer for one year from the date of issuance. Furthermore, if we increase the size of this offering as permitted by Rule 462(b) under the Securities Act, we will effect a stock dividend in such amount to maintain our initial stockholders’ collective common stock ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering (including common stock issued pursuant to the over-allotment option). Any such shares received as a result of such stock dividend shall also be considered “restricted securities” as defined in Rule 144, and subject to the restrictions set forth in Rule 144. All of the shares beneficially owned by our initial stockholders as of the date of this prospectus will be placed in escrow upon consummation of this offering. Such shares will not be released from escrow until the earlier of three years from the date of this prospectus, our liquidation or consummation of a business combination and will not be transferable during the escrow period except for transfers to relatives and trusts for estate planning purposes or other transfers that do not affect beneficial ownership. Additionally, all of initial stockholders as of the date of this prospectus have agreed that without the consent of the representatives of the underwriters, in their sole and absolute discretion, under lock-up agreements, not to sell, transfer or otherwise dispose of any of such securities (or underlying securities) for up to three years from the effective date of this prospectus or any longer period required by the NASD or any state.

Rule 144
      In general, under Rule 144 promulgated under the Securities Act of 1933, as amended, as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 75,000 shares immediately after this offering (or 86,250 if the underwriters exercise their over-allotment option); and

•	if the common stock is listed on a national exchange or the Nasdaq Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
      Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)
      Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales
      The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights
      The holders of our 1,875,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed concurrently with the consummation of this offering. The holders of the majority of these shares will be entitled to make up to two demands that we register these shares. In addition, Mr. Simanson and Mr. Zalman will have similar registration rights with respect to any warrants they acquire following the consummation of this offering pursuant to their warrant purchase agreement with the representatives. The holders of the majority of these securities will have the right to exercise these registration rights at any time after the date on which their shares of common stock are released from escrow. In addition, these stockholders will have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which their shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.
Indemnification Matters
      Our certificate of incorporation provides for indemnification of agents including directors, officers and employees to the maximum extent allowed by Delaware law. Our certificate of incorporation requires indemnification of any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent if the Board of Directors (or other committee or entity empowered to make such a determination) formally determines that he acted in good faith and in a manner reasonably deemed consistent with, or not opposed to, our best interests. With respect to any criminal action or proceeding, the Board of Directors (or other committee or entity empowered to make such a determination) must formally determine that he had no reasonable cause to believe his conduct was unlawful. In the case of any action, suit or proceeding by or in the right of our company, no indemnification shall be made if such person is determined to be liable to us, unless and only to the extent that the court in which such proceeding was brought determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that a director, officer, employee or agent has prevailed in defense of any such action, suit or proceeding, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him. The indemnification provided by our certificate of incorporation is not exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of uninvolved stockholders, directors or otherwise.
      Our certificate of incorporation also provides that we may purchase and maintain insurance covering our directors, officers, employees and agents against any liability asserted against any of them and incurred by any of them, whether or not we would have the power to indemnify them against such liability under the provisions of our certificate of incorporation and applicable Delaware law.
      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Underwriting
      In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which I-Bankers Securities, Inc., Maxim Group LLC and Legend Merchant Group, Inc. are acting as representatives, have severally, and not jointly, agreed to purchase on a firm commitment basis, the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units

I-Bankers Securities, Inc.
Maxim Group LLC
Legend Merchant Group, Inc.
Total	7,500,000

      A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.
Pricing of Securities
      We have been advised by the representatives of the underwriters that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $           per unit and the dealers may reallow a concession not in excess of $          per unit to other dealers. After consummation of this offering, the offering price, the concession to selected dealers and the reallowance to other dealers may be changed by the representatives.
      Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the redeemable warrants were negotiated between us and the representatives of the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and redeemable warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating commercial banks;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.
      However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the representatives of the underwriters are unable to compare our prospects with those of public companies operating in the same industry.
Over-Allotment Option
      We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,125,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the distribution of our securities in connection with this offering. The representatives of the underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above. If any units underlying the option are purchased, the underwriters will severally purchase units in approximately the same proportions as set forth in the table above.
Commissions and Discounts
      The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Unit	Without Option	With Option

Public offering price	$8.00	$60,000,000	$69,000,000
Discount(1)	$0.24	$1,800,000	$2,070,000
Non-accountable expense allowance(2)	$0.08	$600,000	$600,000
Contingent underwriting compensation(1)	$0.28	$2,100,000	$2,415,000
Proceeds before expenses(3)	$7.40	$55,500,000	$63,915,000

(1)	The representatives of the underwriters in this offering have agreed to deposit $0.28 per unit of the underwriters’ discount ($2,100,000 or $2,415,000 if the over-allotment option is exercised) into the trust account. The contingent underwriting compensation is payable out of the funds held in the trust upon consummation of a business combination less $0.28 for each share converted to cash by holders of common stock sold in this offering. The representatives have agreed to forfeit their contingent underwriting compensation in the event of our liquidation.

(2)	Non-accountable expense allowance is not payable with respect to the units sold upon exercise of the underwriters’ over-allotment option.

(3)	The offering expenses are estimated at $550,000.
Purchase Option
      We have agreed to sell to the representatives of the underwriters or their designees, for $100, an option to purchase 525,000 units (7% of the units being offered) in the aggregate. Upon closing of the offering, the representatives will designate to the Company the portions of the unit purchase option to be issued to each of the representatives, the other firms participating in the offering and/or their bona fide officers and partners. The designations are expected to be made by the representatives as agreed among the representatives and the other firms based on various factors, including the level of participation of the respective firms in the offering. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the exercise price of the redeemable warrants shall be $7.50 per share. This option is exercisable at $10.00 per unit commencing on the later of the consummation of a business combination or one year from the date of this prospectus and expiring five years from the date of this prospectus. The option may not be sold, transferred, assigned, pledged or hypothecated for a period of 180 days from the effective date of this offering except to officers and partners of the representatives of the underwriters and members of the selling group and or their officers and partners. The option grants to holders demand and “piggy back” rights until the later of five years from the date of this prospectus or one year after the warrants are exercised with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the purchase option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock, preferred stock or other securities at a price below its exercise price.

Warrant Solicitation Fee
      We may engage the representatives of the underwriters on a non-exclusive basis, as our agents for the solicitation of the exercise of the redeemable warrants. In such event, to the extent not inconsistent with the guidelines of the NASD as well as the rules and regulations of the SEC, we will pay the representatives of the underwriters for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised and 5% of the value of the common stock received by the holder upon a cashless exercise of the warrants in each case, more than one year after the date of this prospectus if the exercise was solicited by the representatives. In addition to soliciting, either orally or in writing, the exercise of the redeemable warrants, the representative’s services may also include disseminating information, either orally or in writing, to warrantholders about us or the market for our securities, and assisting in the processing of the exercise of redeemable warrants. No compensation will be paid to the representatives of the underwriters upon the exercise of the redeemable warrants if:

•	the market price of the underlying shares of common stock is lower than the exercise price;

•	the holder of the redeemable warrants has not confirmed in writing that the representatives solicited the exercise;

•	the redeemable warrants are held in a discretionary account;

•	the redeemable warrants are exercised in an unsolicited transaction; or

•	the arrangement to pay the commission is not disclosed in the prospectus provided to warrantholders at the time of exercise.
Short Sales, Stabilizing Transactions and Penalty Bids
      In connection with the offering, the representatives of the underwriters, on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of securities made in an amount up to the number of securities represented by the underwriters’ over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered syndicate short involve either purchasers of the units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.
      The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when an underwriter repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.
      The representatives of the underwriters have agreed that they or their affiliates or designees, will purchase up to 500,000 warrants in the aggregate in open market transactions at market prices not to exceed $0.80 per warrant during the first 20 trading days beginning on the later of the date separate trading of the warrants has commenced or 60 calendar days after the end of the “restricted period” under Regulation M. Under this agreement, Mr. Simanson and Mr. Zalman have also agreed that they or their affiliates or designees will purchase up to 1,000,000 warrants in the aggregate under identical terms and conditions as the purchases by the representatives. The total maximum dollar amount committed to these purchases is $400,000 by the representatives of the underwriters in the aggregate and $800,000 by

Messrs. Simanson and Zalman in the aggregate. All of these purchases will be made in compliance with applicable regulatory restrictions, pursuant to plans adopted by each purchaser in compliance with Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, through a single broker-dealer registered under Section 15 of the Exchange Act. Pursuant to these plans, none of the representatives of the underwriters, Mr. Simanson, Mr. Zalman, or their respective affiliates or designees, will have, or attempt to exercise, any influence over how, when or whether to effect such purchases of the warrants. Warrants acquired by any of these parties pursuant to these purchases cannot be sold or transferred in the open market until after the consummation of a business combination.
      Such warrant purchases may serve to stabilize the market price of the warrants during such 20-trading day period at a price above that which would prevail in the absence of such purchases by the representatives of the underwriters and such stockholders. Upon the termination of the obligations to purchase the warrants at the end of such 20-trading day period or upon the earlier purchase of all the warrants obligated to be purchased, the market price of the warrants may substantially decrease.
      Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the American Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
      Pursuant to Regulation M promulgated under the Securities Exchange Act of 1934, the distribution will end and this offering will be completed when all of the units have been distributed and after any stabilization arrangements in connection with the distribution of the units have been terminated by the representatives of the underwriters. Since the representatives of the underwriters have agreed that they may only exercise the over-allotment option to cover the underwriting syndicate’s actual short position, if any, the exercise of the over-allotment option by the representatives of the underwriters will not affect the completion of the distribution.
Other Terms
      All of our officers, directors, and principal stockholders have agreed that without the consent of I-Bankers Securities on behalf of the representatives of the underwriters, in its sole and absolute discretion, under lock-up agreements, not to sell, transfer or otherwise dispose of any of the shares of common stock owned by them as of the date of this prospectus for a period of up to three years from the date of this prospectus or any longer period required by the NASD, American Stock Exchange or any state.
      Although they are not obligated to do so, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future, but there are no preliminary agreements or understandings between us and any of the underwriters. We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, but if we do, we may pay the underwriters a finder’s fee that would be determined at that time in an arm’s length negotiation where the terms would be fair and reasonable to each of the interested parties; provided that no agreement will be entered into and no fee will be paid prior to the one year anniversary of the date of this prospectus.
      Each of our executive officers and directors has agreed that, during the period terminating on the third anniversary of the date of this prospectus, he will not become involved (whether as owner, manager, operator, creditor, partner, shareholder, joint venturer, member, employee, officer, director, consultant or otherwise) with any company formed with the intent to offer securities to the public and use the proceeds to consummate one or more business combinations which are unspecified at the time of the securities offering or an “Acquisition Company”, unless such Acquisition Company has agreed with I-Bankers Securities in writing to permit I-Bankers Securities to be the managing underwriter of any initial public offering of the Acquisition Company’s securities, during the period terminating on the third anniversary of the date of this prospectus, by providing to I-Bankers Securities at least 20 days prior written notice, which notice will set forth the terms of such proposed initial public offering of the Acquisition Company’s securities and the underwriting compensation to be paid in connection with such offering provided, however, such provision shall not be applicable to the extent of any fiduciary obligations to any entity by which such person is currently employed or with which he is currently affiliated, directly or indirectly. I-Bankers Securities will respond to the Acquisition Company’s notice and indicate whether it does or does not plan to be the managing underwriters on compensation terms at least as favorable to the Acquisition Company as those set forth in the notice within 15 days after receiving such notice.
      I-Bankers Securities has agreed not to become involved (whether as underwriter, selling group member, investor, purchaser or otherwise), without the prior written consent of the Company and Gary A. Simanson, during the period terminating on the third anniversary of the date of this prospectus in a public offering by an Acquisition Company whose primary purpose is to effect a business combination in the banking industry within (a) the Mid-Atlantic region (consisting of the states of Virginia, Pennsylvania, West Virginia, Maryland and New Jersey), and/or (b) any state (except that California shall be divided into two states for purposes of this restriction, one from Santa Barbara to the south and the other north of Santa Barbara) in which the Company has acquired, entered into a definitive agreement to acquire, or is operating a commercial bank or bank holding company. Notwithstanding the foregoing, I-Bankers Securities may participate in any transaction involving a certain existing targeted acquisition company, except in a transaction involving a commercial bank or bank holding company located in the Mid-Atlantic region.
      The underwriters may deliver prospectuses to investors via e-mail both as a PDF document and by a link to the Commission’s website and websites hosted by the underwriters and other parties, and the prospectus may also be made available on websites maintained by selected dealers and selling group members participating in this offering. The underwriters may agree to allocate a number of units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions may be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.
Experience of Representatives
      The representatives of the underwriters have served as managing underwriters in connection with prior blank check offerings and have been involved in underwriting additional blank check offerings as follows:

•	I-Bankers Securities has served as managing underwriter in three prior blank check offerings and participated in an additional 17 blank check offerings;

•	Maxim Group has served as managing underwriter in 5 prior blank check offerings and participated in an additional 42 blank check offerings; and

•	Legend Merchant Group has served as managing underwriter in two prior blank check offerings and participated in an additional 27 blank check offerings.
      Neither I-Bankers Securities nor Legend Merchant Group make markets in securities and will not be making a market in our securities which may adversely impact the liquidity and price of our securities; however, Maxim Group regularly makes markets in securities, including those for which it served as underwriter, and anticipates acting as market maker for our securities.
Indemnification
      We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.
Legal Matters
      The validity of the securities offered in this prospectus is being passed upon for us by Dilworth Paxson LLP. Greenberg Traurig, LLP is acting as counsel for the underwriters in this offering.

Experts
      The financial statements included in this prospectus and in the registration statement have been audited by Yount, Hyde and Barbour, P.C., independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Yount, Hyde and Barbour, P.C. are included in reliance upon their report given upon the authority of Yount, Hyde and Barbour, P.C. as experts in auditing and accounting.
Where You Can Find Additional Information
      We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act of 1933, as amended, with respect to this offering of our securities. This prospectus, which constitutes a part of the registration statement, does not contain all the information that is in the registration statement and its exhibits and schedules. Certain portions of the registration statement have been omitted as allowed by the rules and regulations of the SEC in this prospectus which summarize documents are not necessarily complete, and in each case you should refer to the copy of the document filed as an exhibit to the registration statement. You may read and copy the registration statement, including exhibits and schedules filed with it, and reports or other information we may file with the SEC at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. In addition, the registration statement and our other public filings can be obtained from the SEC’s Internet site at http://www.sec.gov.

COMMUNITY BANKERS ACQUISITION CORP.
(A Corporation in the Development Stage)

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholders
Community Bankers Acquisition Corp.
      We have audited the accompanying balance sheet of Community Bankers Acquisition Corp. (a corporation in the development stage) as of March 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the period from April 6, 2005 (inception) to March 31, 2006. These financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. The Corporation is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Corporation’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Community Bankers Acquisition Corp. as of March 31, 2006, and the results of its operations and its cash flows for the period from April 6, 2005 (inception) to March 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ Yount, Hyde and Barbour, P.C.
Winchester, Virginia
April 18, 2006

COMMUNITY BANKERS ACQUISITION CORP.
(A Corporation in the Development Stage)
BALANCE SHEET
March 31, 2006

ASSETS
Current asset — cash	$2,360
Deferred offering costs	434,597

Total Assets	$436,957

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Note payable	$20,000
Accrued expenses	370,082

Total Current Liabilities	$390,082

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value
Authorized 5,000,000 shares; none issued	$—
Common stock, $0.01 par value
Authorized 50,000,000 shares
Issued and outstanding, 1,875,000 shares	18,750
Additional paid-in capital	28,125
Deficit accumulated during the development stage	—

Total Stockholders’ Equity	$46,875

Total Liabilities and Stockholders’ Equity	$436,957

See accompanying notes to financial statements.

COMMUNITY BANKERS ACQUISITION CORP.
(A Corporation in the Development Stage)
STATEMENT OF OPERATIONS
For the Period From April 6, 2005 (inception) to March 31, 2006

Formation and operating costs	$—

Net income	$—

Weighted average shares outstanding	1,807,292

Net income per share	$—

See accompanying notes to financial statements.

COMMUNITY BANKERS ACQUISITION CORP.
(A Corporation in the Development Stage)
STATEMENT OF STOCKHOLDERS’ EQUITY
For the Period From April 6, 2005 (inception) to March 31, 2006

				Deficit
				Accumulated
	Common Stock		Additional	During the
			Paid-In	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity

Common shares issued April 19, 2005 at $0.025 per share	1,875,000	$18,750	$28,125	$—	$46,875
Net income	—	—	—	—	—

Balance at March 31, 2006	1,875,000	$18,750	$28,125	$—	$46,875

See accompanying notes to financial statements.

COMMUNITY BANKERS ACQUISITION CORP.
(A Corporation in the Development Stage)
STATEMENT OF CASH FLOWS
For the Period From April 6, 2005 (inception) to March 31, 2006

CASH FLOW FROM OPERATING ACTIVITIES
Net income	$—

Increase in accrued expenses	370,082
Net Cash Provided by Operating Activities	$370,082

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	$46,875
Proceeds from note payable	20,000
Deferred costs of the proposed public offering	(434,597)

Net Cash (Used in) Financing Activities	$(367,722)

NET INCREASE IN CASH	$2,360
CASH AT BEGINNING OF PERIOD, INCEPTION	$—

CASH AT END OF PERIOD	$2,360

See accompanying notes to financial statements.

COMMUNITY BANKERS ACQUISITION CORP.
(A Corporation in the Development Stage)
NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION, BUSINESS OPERATIONS
      Community Bankers Acquisition Corp. (the “Corporation”) was incorporated in Delaware on April 6, 2005 as a blank check company whose objective is to merge with or acquire an operating commercial bank or bank holding company. The Company’s fiscal year end is March 31.
      The Corporation’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Offering”) which is discussed in Note 3. The Corporation’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business whose objective is to operate a commercial bank or bank holding company (“Business Combination”). There is no assurance that the Corporation will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, 94% of the gross proceeds including $2,100,000, or $2,415,000 if the over-allotment option is exercised (3.5% of the gross proceeds), attributable to the underwriters’ discount which the representatives of the underwriters have agreed to defer until our initial business combination, will be held in a trust account (“Trust Fund”) and invested in U.S. government securities or other high-quality, short term interest-bearing investments, until the earlier of (i) the consummation of its first Business Combination or (ii) distribution of the Trust Account as described below; provided, however, that up to $1,129,000 of interest income ($1,302,000 in the event of exercise of the over-allotment option), net of taxes payable on interest earned on the Trust Account, may be released to the Company periodically to cover its operating expenses, may be used to pay for business, legal and accounting due diligence on prospective mergers or acquisitions and continuing general and administrative expenses. The Corporation, after signing a definitive agreement for the Business Combination, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the outstanding stock excluding, for this purpose, those persons who were stockholders immediately prior to the Proposed Offering, vote against the Business Combination, the Business Combination will not be consummated. All of the Corporation’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Corporation (“Initial Stockholders”), have agreed to vote all of their founding shares of common stock either for or against the Business Combination as determined by the majority of the votes cast by the holders of the common stock who purchase shares sold in this Proposed Offering (“Public Stockholders”) with respect to a Business Combination. After consummation of the Corporation’s first Business Combination, these voting safeguards no longer apply.
      With respect to the first Business Combination which is approved and consummated, any Public Stockholder, other than the Corporation’s existing stockholders, who voted against the Business Combination may demand that the Corporation redeem his or her shares. The per share redemption price will equal the amount in the Trust Fund as of the record date for determination of stockholders entitled to vote on the Business Combination divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek redemption of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Fund computed without regard to the shares held by Initial Stockholders.
      The Corporation’s Certificate of Incorporation provides that in the event that the Corporation does not consummate a Business Combination by the later of (i) 18 months after the consummation of the IPO or (ii) 24 months after the consummation of the IPO in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete the Business Combination was executed but was not consummated within such 18-month period (such later date being referred to as the “Termination Date”), the board of directors will adopt a resolution, within 15 days thereafter, finding our dissolution advisable

COMMUNITY BANKERS ACQUISITION CORP.
(A Corporation in the Development Stage)
NOTES TO FINANCIAL STATEMENTS — (Continued)
and provide notice as promptly thereafter as practicable to our stockholders in connection with our dissolution in accordance with Section 275 of the Delaware General Corporation Law. In the event that the Corporation is so dissolved, the Corporation shall promptly adopt and implement a plan of distribution which provides that only the holders of shares sold in the Proposed Offering shall be entitled to receive liquidating distributions and the Corporation shall pay no liquidating distributions with respect to any other shares of capital stock of the Corporation. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Redeemable Warrants contained in the Units to be offered in the Proposed Offering as described in Note 3).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
      The financial statements include the accounts of the Corporation. The Corporation has not commenced operations effective March 31, 2006. All activity through March 31, 2006, is related to the Corporation’s formation and preparation of the Proposed Offering.

Use of Estimates
      The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual amounts could differ from those estimates.

Cash Equivalents
      The Corporation considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Concentration of Credit Risk
      Financial instruments that potentially subject the Corporation to credit risk consist of cash and cash equivalents. The Corporation’s policy is to limit the amount of credit exposure to any one financial institution and place investments with financial institutions evaluated as being creditworthy, or in short-term money market funds which are exposed to minimal interest rate and credit risk.

Income Taxes
      The Corporation recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Corporation’s financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

Earnings per Common Share
      Basic earnings per share (“EPS”) is computed by dividing net income applicable to common stock by the weighted average common shares outstanding during the period. Diluted EPS reflects the additional dilution for all potentially dilutive securities such as stock warrants.

COMMUNITY BANKERS ACQUISITION CORP.
(A Corporation in the Development Stage)
NOTES TO FINANCIAL STATEMENTS — (Continued)

Recently Issued Accounting Standards
      On December 16, 2004, the Financial Accounting Standards Board (“FASB”) issued Statement No. 123R (revised 2004), “Share-Based Payment,” (FAS 123R) that addresses the accounting for share-based payment transactions in which a company receives employee services in exchange for either equity instruments of the company or liabilities that are based on the fair value of the company’s equity instruments or that may be settled by the issuance of such equity instruments. FAS 123R eliminates the ability to account for share-based compensation transactions using the intrinsic method and requires that such transactions be accounted for using a fair-value-based method and recognized as expense in the consolidated statement of operations. The effective date of FAS 123R (as amended by the SEC) is for annual periods beginning after June 15, 2005. The provisions of FAS 123R do not have an impact on the Corporation’s results of operations at the present time.
      In March 2005, the SEC issued Staff Accounting Bulletin No. 107 (SAB 107). SAB 107 expresses the views of the SEC staff regarding the interaction of FAS 123R and certain SEC rules and regulations and provides the SEC staff’s view regarding the valuation of share-based payment arrangements for public companies. SAB 107 does not impact the Corporation’s results of operations at the present time.
      In May 2005, the FASB issued FAS 154, “Accounting Changes and Error Corrections — a replacement of APB Opinion No. 20 and FASB Statement No. 3.” The statement applies to all voluntary changes in accounting principles and changes required by an accounting pronouncement that does not include specific transition provisions. This statement requires retrospective application to prior period financial statements of changes in accounting principles. The statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

3.	PROPOSED PUBLIC OFFERING
      The Proposed Offering calls for the Corporation to offer for public sale 7,500,000 units (“Units”). Each Unit consists of one share of the Corporation’s common stock, $0.01 par value, and one Redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Corporation one share of common stock at an exercise price of $5.00 commencing on the later of the completion of a Business Combination or one year from the effective date of the Proposed Offering and expiring five years from the date of the prospectus. The Warrants will be redeemable by the Corporation at a price of $0.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of the redemption is given. The Corporation has granted its underwriters an option to purchase up to 1,125,000 additional Units to cover over-allotments, if any, at the same price and under the same terms.
      In addition, the Corporation has agreed to sell to I-Bankers Securities, Inc., Maxim Group LLC and Legend Merchant Group, Inc. or their designees for $100, an option to purchase up to 525,000 units (7% of the units offered) in the aggregate. The units issuable upon exercise of this option are identical to those offered in this Proposed Offering, except that each of the warrants underlying this option entitles the holder to purchase one share of our common stock at a price of $7.50. This option is exercisable at $10.00 per unit commencing on the later of the consummation of a business combination or one year from the date of the prospectus. This option expires five years from the date of this prospectus. In lieu of the payment of the exercise price, this option may be converted into units on a net-share settlement or cashless exercise basis to the extent that the market value of the units at the time of conversion exceeds the exercise price of this option. This option may only be exercised or converted by the option holder and cannot be redeemed by us for cash.

COMMUNITY BANKERS ACQUISITION CORP.
(A Corporation in the Development Stage)
NOTES TO FINANCIAL STATEMENTS — (Continued)
      The sale of this option to the representatives of the underwriters is expected to be accounted for as an equity transaction in accordance with Emerging Issues Task Force No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock, and therefore would be measured at its fair value on the date of the sale in accordance with Statements of Financial Accounting Standards No. 123 (revised 2004), Share-based Payment, which would result in an increase in the Corporation’s cash position and shareholders’ equity by the $100 proceeds from the sale. The Corporation has determined based upon a trinomial model that the estimated fair value of the option on the date of sale would be approximately $2.4145 per unit or an aggregate of $1,267,613, assuming an expected life of five years, volatility of 32.371% and a risk-free interest rate of 4.929%. Although we used an expected life of five years, if we do not consummate a business combination within the prescribed time period and liquidate the company, this option would become worthless. Given that the parameters used in the computation of the fair value of this option change over time, the actual fair value of this option on the date of sale is expected to be different from the estimated fair value computed above.
      Because the Corporation does not have a trading history, the Corporation estimated the potential volatility of its common stock price using the average volatility of ten publicly traded banking institutions with market capitalizations ranging from $64 million to $288 million with an average of $149 million. We believe that the average volatility of these representative institutions is a reasonable benchmark to use in estimating the expected volatility of our common stock after consummation of a business combination, because these sample institutions are operating banks or bank holding companies that are similar in size to our target business acquisitions. The volatility calculation of 32.371% was derived using the volatility of representative banks. This calculation used the daily closing prices for the five year period ended April 30, 2006. Using a higher volatility would have the effect of increasing the implied value of this option.
      Pursuant to Rule 2710(g)(1) of the NASD Conduct Rule, the option to purchase 525,000 units is deemed to be underwriting compensation and therefore upon exercise the underlying shares and warrants are subject to a 180-day lock-up. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of the Proposed Offering.
      Although this option and its underlying securities have been registered by the Corporation, the Corporation has granted to the holders of this option demand and “piggy back” registration rights until the later of five years from the date of this prospectus or one year after the warrants are exercised with respect to the securities directly and indirectly issuable upon exercise of this option. The Corporation will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of this option may be adjusted in certain circumstances including in the event of a stock dividend, or the Corporation’s recapitalization, reorganization, merger or consolidation. However, no adjustments to this option will be made for issuances of common stock at a price below the exercise price of this option.

4.	DEFERRED OFFERING COSTS
      Deferred offering costs consist principally of legal and other offering expenses incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon receipt of the capital raised.

5.	NOTE PAYABLE
      Community Bankers Acquisition, LLC, an affiliate of the Corporation’s president and one of its stockholders, has entered into a revolving credit agreement with the Corporation in the amount of $100,000. Advances under the credit facility will be used to pay a portion of the expenses of the Proposed

COMMUNITY BANKERS ACQUISITION CORP.
(A Corporation in the Development Stage)
NOTES TO FINANCIAL STATEMENTS — (Continued)
Offering and professional fees. The loan will be payable without interest upon the consummation of the Proposed Offering. The loan will be repaid out of the net proceeds of the Proposed Offering. The outstanding balance at March 31, 2006 was $20,000.

6.	COMMITMENTS
      The Corporation presently occupies office space provided by an affiliate of an Initial Stockholder. Such affiliate has agreed that, until the acquisition of a target business by the Corporation, it will make such office space, as well as certain office and secretarial services, available to the Corporation, as may be required by the Corporation from time to time. The Corporation has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Proposed Offering.
      The Corporation has agreed to pay the underwriters a fee equal to a 6.5% discount and a 1% non-accountable expense allowance from the gross offering proceeds upon consummation of the offering. The representatives of the underwriters have agreed to deposit $2,100,000 or $2,415,000 if the over-allotment option is exercised in full (3.5% of the gross proceeds) attributable to the underwriters’ discount ($0.28 per Unit) into the Trust Fund. They have further agreed to forfeit any rights to or claims against such proceeds unless the Corporation successfully completes a Business Combination.
      The Corporation may engage I-Bankers Securities, Inc., Maxim Group LLC. and Legend Merchant Group, Inc. to act as the representatives of the underwriters, on a non-exclusive basis, as its agents for the solicitation of the exercise of the Warrants. In such event, to the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Securities and Exchange Commission, the Corporation will pay the representatives for bona fide services rendered, a commission equal to 5% of the exercise price for each Warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the representatives. In addition to soliciting, either orally or in writing, the exercise of the Warrants, the representatives’ services may also include disseminating information, either orally or in writing, to Warrant holders about the Corporation or the market for its securities, and assisting in the processing of the exercise of the Warrants. No compensation will be paid to the representative upon the exercise of the Warrants if:

•	the market price of the underlying shares of common stock is lower than the exercise price;

•	the holder of the Warrants has not confirmed in writing that the representatives solicited the exercise;

•	the Warrants are held in a discretionary account;

•	the Warrants are exercised in an unsolicited transaction; or

•	the arrangement to pay the commission is not disclosed in the prospectus provided to Warrant holders at the time of exercise.
7.     CAPITAL STOCK

Common Stock
      The Corporation is authorized to issue 50,000,000 shares of common stock. Stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. Stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that Public Stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust fund if they both elect such conversion within the prescribed time period and they subsequently vote against the Business Combination and the Business Combination is ultimately approved and completed. Assuming the Business Combination is not timely completed and the Corporation’s dissolution is approved by our stockholders in accordance with Delaware law, Public Stockholders will be entitled to receive their proportionate share of

COMMUNITY BANKERS ACQUISITION CORP.
(A Corporation in the Development Stage)
NOTES TO FINANCIAL STATEMENTS — (Continued)
the Trust Fund (including any interest not released to us, net of taxes, and the deferred underwriting discount). In addition, Public Stockholders will be entitled to receive a pro rata portion of our remaining assets not held in trust, less amounts we pay, or reserve to pay, for all of our liabilities and obligations. Initial Stockholders have agreed to waive their rights to share in any liquidating distribution with respect to common stock owned by them prior to consummation of the Proposed Offering in the event the Corporation is not able to timely complete a Business Combination.

Preferred Stock
      The Corporation is authorized to issue 5,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

          Until                     , 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
          No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$60,000,000
Community Bankers
Acquisition Corp.
7,500,000 Units

PROSPECTUS

I-Bankers Securities, Inc.
Maxim Group LLC
Legend Merchant Group, Inc.
                    , 2006

PART II
Information Not Required in Prospectus

ITEM 13.	Other Expenses Of Issuance And Distribution.
      The estimated expenses payable by us in connection with our offering described in this registration statement (other than the underwriting discount and commissions and the representatives of the underwriters’ non-accountable expense allowance) will be as follows:

SEC registration fee	$12,980
NASD filing fee	13,888
Legal fees and expenses	285,000
Printing and engraving expenses	85,000
American Stock Exchange listing fees	65,000
Accounting fees and expenses	30,000
Blue Sky fees and expenses	25,000
Miscellaneous	33,132

TOTAL	$550,000

Item 14.	Indemnification Of Directors And Officers.
      Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.
      Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.
      “Section 145. Indemnification of officers, directors, employees and agents; insurance.
      (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
      (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
      (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
      (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
      (h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
      (i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
      (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
      (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”
      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
      Paragraph twelve of our certificate of incorporation provides:

“The corporation shall, to the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, indemnify any and all persons who it shall have power to indemnify under such law from and against any and all of the expenses, liabilities or other matters referred to in or covered by such law, and, in addition, to the extent permitted under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his director or officer capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the representatives of the underwriters and the representatives of the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.	Recent Sales Of Unregistered Securities.
      During the past three years, we sold an aggregate of 1,875,000 shares of our common stock at a purchase price of $0.025 per share or an aggregate of $46,875 to the following holders of our outstanding common stock:

Stockholders	Number of Shares

Gary A. Simanson	575,000
Community Bankers Acquisition, LLC	575,000
David Zalman	475,000
Stewart J. Paperin	75,000
Keith Walz	75,000
Eugene S. Putnam, Jr. 2004 Irrevocable Trust	75,000
David W. Spainhour and Carolyn E. Spainhour, Trustees of the Spainhour Family Trust U/A dated 8/22/97	25,000
      The shares issued to Messrs. Simanson, Zalman, Paperin and Walz and to Community Bankers Acquisition LLC were issued on April 6, 2005 pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933 as they were sold in transactions not involving a public offering to a limited number of sophisticated persons or entities with full access to information and not involving a public solicitation or a public offering. An additional 100,000 shares originally issued to Mr. Zalman on April 6, 2005 were cancelled by the Company as of April 28, 2005 and the purchase price refunded by the Company to Mr. Zalman as of that date. The Company issued 75,000 shares to Mr. Putnam, one of our directors, and 25,000 shares to Mr. Spainhour, our special advisor, on April 28, 2005 and June 16, 2005, respectively, in reliance on the exemption for offers and sales under Rule 701 promulgated under the Securities Act, based on the following: (a) the offer and issuance was made under a written contract pursuant to which each agreed to provide advice and consultation from time to time regarding the affairs of the Company generally and in connection with identifying potential target businesses and performing due diligence thereon as requested by the Company; (b) the recipient of the shares was an officer, employee, director, advisor or other permitted person at the time of the issuance; (c) we were not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, at the time of issuance of the shares; (d) the aggregate sale price, calculated in accordance with Rule 701, of the shares issued in reliance on Rule 701 during any 12-month period did not exceed $1.0 million; (e) the recipient acknowledged that all of such shares would be subject to restrictions on transferability for purposes of the Securities Act of 1933, and agreed to execute various letter and other agreements to effect the escrow of the shares for up to three years and to otherwise restrict the transferability of the shares under the Securities Act of 1933. The 1,875,000 shares issued to the individuals listed above were sold at a purchase price of $0.025 per share, for an aggregate offering price of $46,875. No underwriting discounts or commissions were paid with respect to such sales.

Item 16.	Exhibits and Financial Statement Schedules.
      (a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement**

1.2	Form of Selected Dealers Agreement**

3.1	Amended and Restated Certificate of Incorporation**

3.2	By-laws as amended**

4.1	Specimen Unit Certificate**

4.2	Specimen Common Stock Certificate**

4.3	Specimen Warrant Certificate**

4.4	Form of Unit Purchase Option to be granted to the representatives**

Exhibit No.		Description

4.5		Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant**

5.1		Opinion of Dilworth Paxson LLP**

10.1		Form of Letter Agreement among the Registrant, the representatives of the underwriters and the stockholders, officers and directors of Registrant**

10.2		Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant**

10.3		Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders**

10.4		Form of Registration Rights Agreement among the Registrant and the Initial Stockholders**

10.5		Form of Letter Agreement between Community Bankers Acquisition, LLC and Registrant regarding administrative support**

10.6		Form of Revolving Credit Agreement in the principal amount of $100,000 between the Registrant and Community Bankers Acquisition, LLC**

10.7		Form of Warrant Purchase Agreement among the representatives, Gary A. Simanson and David Zalman**

10	.8*	Letter agreement with Eugene S. Putnam, Jr.**

10	.9*	Letter agreement with David W. Spainhour**

14		Code of Conduct and Ethics**

23.1		Consent of Yount, Hyde and Barbour, P.C.

23.2		Consent of Dilworth Paxson LLP (included in Exhibit 5.1)**

24		Power of Attorney**

*	Indicates a management contract or compensatory plan required to be filed as an exhibit.

**	Previously filed.
      (b) Financial Statement Schedules
      None.

Item 17.	Undertakings.
      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
      (b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
      (d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, State of Virginia, on June 1, 2006.

COMMUNITY BANKERS ACQUISITION CORP.

By:	/s/ Gary A. Simanson

Name: Gary A. Simanson

Title:	President and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Eugene S. Putnam, Jr.		Chairman of the Board	June 1, 2006

/s/ Gary A. Simanson Gary A. Simanson		President, Chief Executive and Financial Officer, Secretary and Director (Principal Executive and Financial and Accounting Officer)	June 1, 2006

* Stewart J. Paperin		Director	June 1, 2006

* Keith Walz		Director	June 1, 2006

*By:	/s/ Gary A. Simanson Attorney in Fact

EXHIBIT INDEX

Exhibit No.		Description

1.1		Form of Underwriting Agreement**

1.2		Form of Selected Dealers Agreement**

3.1		Amended and Restated Certificate of Incorporation**

3.2		By-laws as amended**

4.1		Specimen Unit Certificate**

4.2		Specimen Common Stock Certificate**

4.3		Specimen Warrant Certificate**

4.4		Form of Unit Purchase Option to be granted to the representatives**

4.5		Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant**

5.1		Opinion of Dilworth Paxson LLP**

10.1		Form of Letter Agreement among the Registrant, the representatives of the underwriters and the stockholders, officers and directors of Registrant**

10.2		Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant**

10.3		Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders**

10.4		Form of Registration Rights Agreement among the Registrant and the Initial Stockholders**

10.5		Form of Letter Agreement between Community Bankers Acquisition, LLC and Registrant regarding administrative support**

10.6		Form of Revolving Credit Agreement in the principal amount of $100,000 between the Registrant and Community Bankers Acquisition, LLC**

10.7		Form of Warrant Purchase Agreement among the representatives, Gary A. Simanson and David Zalman**

10	.8*	Letter agreement with Eugene S. Putnam, Jr.**

10	.9*	Letter agreement with David W. Spainhour**

14		Code of Conduct and Ethics**

23.1		Consent of Yount, Hyde and Barbour, P.C.

23.2		Consent of Dilworth Paxson LLP (included in Exhibit 5.1)**
24		Power of Attorney**

*	Indicates a management contract or compensatory plan required to be filed as an exhibit.

**	Previously filed.